UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholder:
We have enclosed with this letter the proxy statement for our 2023 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).
This year’s Annual Meeting will be held on Thursday, November 16, 2023, at 10:00 am Central Time via a live webcast, at www.cesonlineservices.com/cbrl23_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cbrl23_vm by 10:00 a.m., Central Time, on November 15, 2023.
At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) to elect ten directors; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; (3) to select, on an advisory basis, the frequency with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers; and (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2024 fiscal year. This year, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules.
Whether or not you expect to virtually attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by phone, or, if you have requested to receive printed proxy materials, by mailing the proxy card enclosed with those materials. This will not prevent you from voting at the Annual Meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to virtually attend the Annual Meeting, you may withdraw your proxy at any time and vote your shares at the Annual Meeting. We want your vote to be represented at the Annual Meeting.
Sincerely,
Sandra B. Cochran
President and Chief Executive Officer
October 6, 2023

305 Hartmann Drive
Lebanon, Tennessee 37087
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE OF MEETING:	November 16, 2023*
TIME OF MEETING:	10:00 a.m. Central Time*
PLACE OF MEETING:	Webcast at www.cesonlineservices.com/cbrl23_vm. There is no physical location for the Annual Meeting. You may only attend the Annual Meeting virtually.
ITEMS OF BUSINESS:	(1) to elect ten directors;
(2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3) to select, on an advisory basis, the frequency with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers;
(4) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year; and
(5) to conduct other business properly brought before the meeting.
WHO MAY VOTE/RECORD DATE:	You may vote if you were a shareholder at the close of business on September 29, 2023.
NOTICE AND ACCESS:	We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of paper copies of our proxy statement and our 2023 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report and proxy card.
*IMPORTANT NOTICE REGARDING PROCEDURES FOR THE ANNUAL MEETING:

There is no physical location for the Annual Meeting, and shareholders may only attend the Annual
Meeting virtually via webcast at www.cesonlineservices.com/cbrl23_vm. Shareholders will be able to attend the Annual Meeting and vote during the meeting via a live audio webcast by visiting
www.cesonlineservices.com/cbrl23_vm and following the instructions below.

Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders will be present whether virtually or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing the proxy card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

If you virtually attend the Annual Meeting, you may revoke your proxy at the Annual Meeting and vote your shares virtually. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.
By Order of our Board of Directors,

Richard M. Wolfson
Secretary
Lebanon, Tennessee
October 6, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD ON NOVEMBER 16, 2023:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at: www.proxyvote.com or at www.viewourmaterial.com/CBRL

CRACKER BARREL OLD COUNTRY STORE, INC.
305 Hartmann Drive
Lebanon, Tennessee 37087
Telephone: (615) 444-5533
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

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GENERAL INFORMATION
What is this document?
This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of Shareholders to be held on Thursday, November 16, 2023 (the “Annual Meeting”). If you requested a printed version of the proxy statement, a form of proxy card also is being furnished with this document.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.” Unless clearly indicated otherwise, all references to a particular year or quarter in this proxy statement refer to our fiscal year or quarter.
Why am I receiving a proxy statement?
You are receiving this document because you were one of our shareholders at the close of business on September 29, 2023, the record date for the Annual Meeting. We are sending this proxy statement and the form of proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.
What does it mean if I receive more than one proxy statement or proxy card?
If you receive multiple proxy statements or proxy cards, this may mean that you have more than one account with brokers or our transfer agent. Please vote ALL of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”). You can contact AST by calling (800) 485-1883.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.
How can I get electronic access to the proxy materials?
The Notice explains how to:
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view the Company’s proxy materials for the Annual Meeting on the Internet; and

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instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at http://investor.crackerbarrel.com.
Are you “householding” for shareholders sharing the same address?
Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. To receive a separate copy of the Notice and, if applicable, this proxy statement and the 2023 Annual Report, shareholders may call our transfer agent, AST, toll free at (800) 485-1883, or write to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.
Who pays for the Company’s solicitation of proxies?
We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies, but Okapi Partners LLC (“Okapi”), our proxy solicitor, will be paid a fee, estimated to be approximately $8,000, for rendering solicitation services.
Who may attend the virtual Annual Meeting?
The Annual Meeting is open to all of our shareholders who are shareholders of record as of September 29, 2023.
How can I attend the virtual Annual Meeting?
In order to attend, you (or your authorized representative) must register in advance at www.cesonlineservices.com/cbrl23_vm prior to the deadline of November 15, 2023 at 10:00 a.m. Central Time.
Registering to Attend the Annual Meeting — Shareholders of Record.   If you were a shareholder of record as of the close of business on the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl23_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than 10:00 a.m. Central Time on Wednesday, November 15, 2023.
If you do not have your proxy card, you may still register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl23_vm, but you will need to provide proof of ownership of shares of our common stock as of the record date during the registration process. Such proof of ownership may include a copy of your proxy card received either from the Company or a statement showing your ownership as of the record date.
Registering to Attend the Annual Meeting — Beneficial Owners.   If you were the beneficial owner of shares (that is, you held your shares in street name through an intermediary such as a broker, bank or other nominee) as of the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl23_vm and providing evidence during the registration process that you beneficially owned shares of our common stock as of the record date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.
After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.
Although the meeting webcast will begin at 10:00 a.m. Central Time on November 16, 2023, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered shareholders beginning at 9:30 a.m. Central Time on November 16, 2023, the day of the meeting.
What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
All shareholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Shareholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
What documentation must I provide to vote online at the Annual Meeting?
Shareholders that pre-register for the Annual Meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Annual Meeting.
Shareholders of record may vote directly by simply accessing the available ballot on the Annual Meeting website.
Beneficial owners of shares are encouraged to vote in advance of the Annual Meeting. If you intend to vote during the Annual Meeting, as a beneficial shareholder you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your brokerage firm or bank.
How do I submit a question at the Annual Meeting?
Meeting attendees may submit written comments or questions that they would like to be addressed during the Annual Meeting by emailing them to the Company at 2023annualmeeting@crackerbarrel.com by no later than November 2, 2023. We will not be entertaining comments or questions during the Annual Meeting itself. We have selected November 2, 2023 as the appropriate cutoff date for submissions of comments and questions to allow us to provide thoughtful answers and responses, but we will use reasonable efforts to accommodate questions that are submitted after this date if we can.
Questions and comments will be answered or addressed as the allotted meeting time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. In light of the number of business items on this year’s agenda and the need to conclude the Annual Meeting within a reasonable period of time, we cannot ensure that we will be able to respond to every question or comment that is submitted. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters, as well as to edit profanity or other inappropriate language.
What is Cracker Barrel Old Country Store, Inc. and where is it located?
We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept throughout the United States. We also own and operate the Maple Street Biscuit Company® restaurant concept. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.
Where is Cracker Barrel Old Country Store, Inc. common stock traded?
Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”
Who will count the votes cast at the Annual Meeting?
The Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Annual Meeting.
How can I find the voting results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting.

VOTING MATTERS
What am I voting on?
You will be voting on the following matters:
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to elect ten directors;

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to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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to select, on an advisory basis, the frequency with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers; and

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to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2024 fiscal year.

Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on September 29, 2023. As of September 29, 2023, there were 22,157,665 shares of our common stock outstanding.
How many votes must be present to hold the Annual Meeting?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding shares of common stock as of September 29, 2023 must be present at the Annual Meeting or represented by proxy. This is called a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes also will be counted for purposes of establishing a quorum.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
How do I vote before the Annual Meeting?
Before the Annual Meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll free number found on the proxy card.
If you requested printed copies of the proxy materials, and properly sign and return your proxy card in the prepaid envelope, your shares will be voted as you direct. Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.
How do I vote if my broker holds my shares in “street name”?
If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you the Notice. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.
What is a broker non-vote?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least

10 days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast (i) either in favor of or against a particular proposal, or (ii) for the frequency with which we will hold future advisory votes on named executive officer compensation, unless such proposal is a “routine” matter under applicable rules. The only “routine” matter to be presented at the Annual Meeting is Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
Will my shares held in street name be voted if I do not provide my proxy?
On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The only “routine” matter to be presented at the Annual Meeting is Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
How will my proxy be voted?
The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card.
What if I return my signed proxy card or complete Internet or telephone procedures but do not specify my vote?
If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:
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FOR the election of each of the ten director nominees named in this proxy statement;

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FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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FOR EVERY ONE YEAR as the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

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FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2024 fiscal year.

Can I change my mind and revoke my proxy?
Yes. To revoke a proxy given pursuant to this solicitation, you must:
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sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

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provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

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re-vote by using the telephone and calling the number specified in the Notice;

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re-vote by using the Internet by following the instructions in the Notice; or

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re-vote virtually at the Annual Meeting — note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

What vote is required to approve each proposal?
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Proposal 1:   Election of ten directors.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.
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Proposal 2:   Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
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Proposal 3:   Advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

We are asking our shareholders to vote, on an advisory and non-binding basis, for their preference as to how frequently the advisory vote on the executive compensation of the Company’s named executive officers should be presented to shareholders. By voting with respect to this proposal, you may indicate whether you would prefer that we conduct future advisory votes on the compensation of the named executive officers “EVERY ONE YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS,” or you may elect to “ABSTAIN.” Shareholders are not voting to approve or disapprove of our Board of Directors’ recommendation. Rather, the outcome of this advisory vote regarding the frequency of a shareholder advisory vote will be determined by which frequency — every one year, every two years or every three years — receives the greatest number of votes cast. If you vote “ABSTAIN” on this proposal via a properly executed proxy card, the Internet or telephone, your vote will not be counted as cast for any of the three frequency alternatives in this proposal. Broker non-votes likewise will not be treated as cast for any of the three frequency alternatives in this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on the outcome of the vote.
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Proposal 4:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2024 fiscal year.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. This proposal is considered routine, and thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you. Abstentions will not have any legal effect on whether this matter is approved. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.
How do you recommend that I vote on these items?
The Board of Directors recommends that you vote:
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FOR the election of each of the ten director nominees named in this proxy statement;

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FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

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FOR EVERY ONE YEAR as the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

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FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2024 fiscal year.

May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?
We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.
The Chairperson has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in a safe, orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairperson is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES
Directors
The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 59 of this proxy statement.
Board Meetings
Our Board of Directors met 6 times during 2023. All of our directors attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2023, with the exception of Mr. Barr, who attended 67% of the aggregate number of meetings of the full Board of Directors. All of our directors attended at least 75% of the meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2023.
Board Committees
Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, Nominating and Corporate Governance and Public Responsibility committees are independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility committees, as well as our Corporate Governance Guidelines, are posted on our website: www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below:
Name of Committee and Members	Functions of the Committee	Number of Meetings in 2023
AUDIT: Carl T. Berquist, Chair Jody L. Bilney William Moreton* Gisel Ruiz Darryl L. (“Chip”) Wade Andrea M. Weiss** * Mr. Moreton joined this Committee as of February 1, 2023. ** Ms. Weiss is not standing for reelection.
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Acts as liaison between our Board of Directors and independent auditors

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Reviews and approves the appointment, performance, independence and compensation of independent auditors

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Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

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Is responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

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Reviews internal accounting controls and systems, including internal audit plan

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Reviews results of the internal audit plan, the annual audit and related financial reports

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Reviews quarterly earnings press releases and related financial reports

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Reviews our significant accounting policies and any changes to those policies

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Reviews policies and practices with respect to risk assessment and risk management, including assisting the

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Name of Committee and Members	Functions of the Committee	Number of Meetings in 2023

Board of Directors in fulfilling its oversight responsibility in respect of the Company’s overall enterprise risk management program, including with respect to cybersecurity and technology risks
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Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

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Reviews the appointment, performance and termination or replacement of the senior internal audit executive

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Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Coleman H. Peterson, Chair* Thomas H. Barr Meg G. Crofton Gilbert R. Dávila William Moreton** * Mr. Peterson is not standing for reelection. ** Mr. Moreton joined this Committee as of February 1, 2023.
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Reviews management performance, particularly with respect to annual financial goals

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Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers, excluding the Chief Executive Officer for whom the committee makes a recommendation to the independent members of the Board of Directors for their approval

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Monitors compliance of directors and officers with our stock ownership guidelines

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Evaluates the risk(s) associated with our compensation programs

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Selects and engages independent compensation consultants and other committee advisors

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Leads the Company’s succession planning efforts with respect to the Chief Executive Officer position and reports to our Board of Directors on that issue

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NOMINATING AND CORPORATE GOVERNANCE: Meg G. Crofton, Chair Carl T. Berquist Coleman H. Peterson* Gisel Ruiz * Mr. Peterson is not standing for re-election.
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Identifies and recruits qualified candidates to fill positions on our Board of Directors

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Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

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Reviews corporate governance policies and makes recommendations to our Board of Directors

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Reviews and recommends the composition of the committees of our Board of Directors

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Oversees annual performance review of our Board of Directors and the committees thereof

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Oversees, on behalf of our Board of Directors, director succession planning and reports to our Board of Directors on that issue

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Name of Committee and Members	Functions of the Committee	Number of Meetings in 2023
PUBLIC RESPONSIBILITY: Andrea M. Weiss, Chair* Thomas H. Barr Jody L. Bilney Gilbert R. Dávila Darryl L. (“Chip”) Wade * Ms. Weiss is not standing for reelection.
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Assists the Board of Directors in fulfilling its oversight responsibility for those portions of the Company’s overall enterprise risk management program relating to potential threats to the Company’s brand

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Analyzes public policy trends and makes recommendations to the Board of Directors regarding how the Company can anticipate and adjust to these trends

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Assist the Board of Directors in identifying, evaluating and monitoring social, political, legislative and environmental trends, issues and concerns

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Annually reviews the policies, procedures and expenditures for the Company’s political activities, including political contributions and direct and indirect lobbying

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Assist the Board of Directors in overseeing the Company’s environmental and other sustainability policies and programs and their impact on the Company’s business strategy

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Reviews the Company’s progress in its diversity and inclusion initiatives and compliance with the Company’s responsibilities as an equal opportunity employer

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Reviews the Company’s human and workplace rights policies

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Reviews and recommends procedures concerning the transmission of the Company’s positions on public policy and social issues via digital media outlets

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Reviews any shareholder proposals that deal with public policy issues and makes recommendations to the Board of Directors regarding the Company’s response to such proposals

		3
EXECUTIVE: William W. McCarten, Chair* Sandra B. Cochran Carl T. Berquist Meg G. Crofton Coleman H. Peterson* Andrea M. Weiss* * Mr. McCarten, Mr. Peterson, and Ms. Weiss are not standing for reelection.	• Meets at the call of the Chief Executive Officer or Chairperson of the Board of Directors • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors, subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0

Board Leadership Structure and Chief Executive Officer Transition
Our Board of Directors regularly considers the appropriate leadership structure for the Company, and believes that its leadership structure for fiscal year 2023, with the separation of the positions of the independent Chairperson and Chief Executive Officer best served (i) the objectives of the Board of Directors’ oversight of management, (ii) the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the shareholders, and (iii) the Company’s overall corporate governance.
Notwithstanding our current leadership structure, our Board of Directors has concluded that it is important for the Board of Directors to retain flexibility in exercising its judgment to determine whether the same individual should serve as both Chief Executive Officer and Chairperson at any given point in time, rather than adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairperson, while maintaining the ability to combine or separate the Chairperson and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairperson roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what the Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time.
As previously announced, in preparation for her retirement in 2024, Ms. Cochran will step down as President and Chief Executive Officer effective November 1, 2023 and will continue her service on the Company’s Board of Directors as Executive Chair through her retirement from the Company as of September 30, 2024 or such earlier date that the Board of Directors may determine upon 30 days’ prior written notice to Ms. Cochran. Julie Masino will assume the role of President and Chief Executive Officer and be appointed to the Board of Directors effective as of November 1, 2023.
In connection with our chief executive officer transition, the Board has determined that it is in the best interests of the Company and its shareholders to continue to have the positions of Chairperson of the Board and Chief Executive Officer filled by different individuals. This leadership structure will allow our Chief Executive Officer to focus on the Company’s day-to-day operations and the Company’s long-term strategy, while allowing our Executive Chair to lead the Board and provide the Board with the continued benefit of her decades of experience. The Board believes that this leadership structure will provide the Board with an optimal use of Ms. Cochran’s and Ms. Masino’s combined extensive knowledge of our industry and enable clear communication between management and the Board.
Our Board of Directors continues to believe that it is important to continue to have a lead independent director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. Mr. McCarten, who has served as the Company’s independent Board Chairperson since September 2019, is not standing for reelection at the 2023 Annual Meeting. Pending his re-election to the Board of Directors, Carl T. Berquist will begin serving as our Board of Directors’ lead independent director immediately following this year’s Annual Meeting.
Our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.
Board Oversight of Risk Management
It is the responsibility of our senior management to develop, implement and manage our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (i) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairperson, and (ii) further consideration and evaluation of discrete risks at the committee level. Furthermore, our Board of Directors and committees seek to set the appropriate “tone at the top” by their engaged oversight.
Our Board of Directors is comprised predominantly of independent directors (eleven of our twelve current directors, and eight of our ten director nominees), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility) during 2023 were independent under applicable Nasdaq Stock Market Rules and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.
Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review, led by the Audit Committee, of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.
In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential cybersecurity/data privacy, legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Vice President of Internal Audit, General Counsel and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.
The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices, including reviewing and discussing the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Public Responsibility Committee oversees the risks associated with the Company’s response to public relations matters and public policy trends, including the Company’s environmental and social initiatives; diversity, equity and inclusion policies; and sustainability monitoring and reporting.
Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.
Compensation of Directors
Our Compensation Committee reviews the compensation we pay to our independent directors annually, in consultation with Frederic W. Cook & Co., the Compensation Committee’s outside compensation consultant (“FW Cook”) and recommends any changes in compensation to the entire Board of Directors for consideration and approval. The Compensation Committee’s recommendation to the Board of Directors takes into consideration the competitiveness of total compensation relative to our restaurant and retail industry peer companies (see pages 20-21 of this proxy statement for a discussion of our peer group) and similarly sized general industry companies.
To assess the competitiveness of our director compensation program, FW Cook annually conducts a market assessment at the request of the Compensation Committee. FW Cook’s assessment of outside director compensation found the cash and total compensation provided to Cracker Barrel’s outside directors to be below median total compensation of the peer group and the median of similarly sized general industry companies. As a result of this analysis, the Committee recommended to the Board and the Board approved modest increases to the stock compensation payable to our directors as discussed below.
Cash Compensation.   In fiscal 2023, upon the Compensation Committee’s recommendation, the Board approved the director cash compensation amounts set forth in the following table, which were unchanged from fiscal 2022 levels.
Independent Director	$80,000
Independent Board Chairperson	$65,000
Audit Committee
Chair	$30,000
Member	$14,000
Compensation Committee
Chair	$25,000
Member	$12,500
Nominating and Corporate Governance Committee
Chair	$17,500
Member	$10,000
Public Responsibility Committee
Chair	$17,500
Member	$10,000
Executive Committee	$0
The foregoing amounts are prorated for any outside director who joins the Board during the course of the fiscal year. In addition, we reimburse our outside directors for their reasonable and customary expenses incurred in travelling to and attending meetings.
Equity Compensation.   Based on FW Cook’s analysis, the Compensation Committee recommended and the Board approved to increase the equity compensation to each non-employee director by $20,000 in 2023 such that any non-employee director who is elected at an annual meeting receives a grant of restricted stock units (“RSUs”) having a value equal to approximately $140,000 (up from $120,000 in 2022). The number of RSUs included in such grant are determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and rounded down to the nearest whole share. Our independent Chairperson receives an additional grant of RSUs having a value equal to approximately $65,000 (the same amount as in 2022), for a total award having an approximate value of $205,000. The foregoing awards are prorated for any outside director who joins the Board during the course of the fiscal year.
All of the RSUs awarded to our independent directors vest at the earlier of one year from the date of grant or at the next annual meeting of shareholders. The Company has no knowledge of any agreement or arrangement between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director.

Our non-employee directors are also offered the option to participate in a directors’ deferred compensation plan. This plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. The compensation of our directors during 2023 is detailed in the Director Compensation Table, which can be found on page 49 of this proxy statement.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This portion of the proxy statement, the Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of our executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and our efforts to drive shareholder value. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophies that inform the design of the pay packages of our executive officers.
Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A is focused on the compensation decisions relating to the following executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers” or “NEOs”) during 2023:
•
Sandra B. Cochran, President and Chief Executive Officer;

•
Craig Pommells, Senior Vice President and Chief Financial Officer;

•
Laura A. Daily, Senior Vice President and Chief Merchant and Retail Supply Chain;

•
Cammie Spillyards-Schaefer, Senior Vice President of Restaurant and Retail Operations; and

•
Richard M. Wolfson, Senior Vice President, General Counsel and Corporate Secretary.

This CD&A is divided into five sections:
Section 1 — Executive Summary
Section 2 — Our Shareholder Engagement and Responsiveness
Section 3 — Our Compensation Philosophy and Processes
Section 4 — 2023 Compensation Programs
Section 5 — Realizable Pay Analysis and Other Executive Compensation Policies and Guidelines
Section 1. Executive Summary
The chart below provides an executive summary of the key topics of this CD&A, all of which are described in significantly greater detail further below:
Last Year’s Say on Pay Vote	• Approximately 97% of the votes cast at last year’s annual meeting (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2022 Proxy Statement.
Compensation Decisions for 2023
•
Base Salary.   Our Chief Executive Officer, Ms. Cochran, did not receive a base salary increase in 2023. Our other NEOs received base salary increases in 2023 ranging from approximately 5% to 11% as part of their annual compensation review.

•
Annual Bonus Plan.

•
The 2023 Annual Bonus Plan is a broad-based incentive plan that applies to more than 300 management-level employees across the Company and not just to our NEOs.

•
The maximum payment under the 2023 Annual Bonus was capped at 150% of target. Actual payout was 89% of target, as described below.

•
The 2023 Annual Bonus Plan was a two-part program, with two separate components: Financial and Strategic.

•
The financial component of the 2023 Annual Bonus Plan, representing 50% of a participant’s target payout, was based on the Company’s achievement of operating income in 2023. In establishing the operating income goals at the outset of the 2023 Annual Bonus Plan, the Committee determined to exclude certain anticipated extraordinary items from the calculation of operating income under the plan, as more fully described in the CD&A. The Company achieved a level of operating income performance calculated in accordance with the 2023 Annual Bonus Plan resulting in a payout of 86.5% of target under this portion of the 2023 Annual Bonus Plan.

•
The strategic component of the 2023 Annual Bonus Plan, representing the remaining 50% of a participant’s target payout, was based on the Company’s achievement of various quantifiable, objective, and strategically important performance metrics in 2023. The Company achieved these metrics at a level resulting in a payout of 122.5% under this portion of the 2023 Annual Bonus Plan.

•
Averaging the financial and strategic components resulted in a total payout under the 2023 Annual Bonus Plan of 104.5% of target. However, the Committee exercised negative discretion and reduced the final payout by 15.5 percentage points, such that each NEO received 89% of his or her respective overall target bonus.

•
LTI Program

•
The Company issued 50% of the target value of each NEO’s 2023 LTI awards in the form of performance shares, measured over a three-year performance period, and the other 50% in the form of time-based restricted shares. The performance shares are capped at 200% of target and will vest, if at all, based on the Company’s achievement of certain EBITDA targets. The final number of performance shares that vest will be adjusted up or down, as the case may be, based on the Company’s relative total shareholder return (“TSR”) performance against the S&P MidCap 400 Index (the “Index”) over the same three-year performance period. However, if the Company’s TSR over the performance period is negative, then no positive adjustment can be made to a participant’s award, irrespective of how well the Company performs relative to the Index.

•
Executives are required to hold both performance and time-based shares granted under the 2023 LTI program for an additional year following their vesting.

•
Perquisites.   We made no changes to the limited benefits/perquisites provided to NEOs in 2023.

•
Severance and CIC Agreements.   In connection with our CEO transition (described below), we entered into supplemental severance arrangements with our executive officers in connection with our Chief Executive Officer transition announced at the end of 2023. These are described below.

CEO Transition	Two weeks prior to the end of 2023, we announced the appointment of Julie Masino as the Company’s next President and Chief Executive Officer. We entered into a series of compensation agreements in connection with the appointment of Ms. Masino, including an employment agreement with Ms. Masino; a revised employment agreement with our current President and Chief Executive Officer, Ms. Cochran; supplemental severance agreements with each of our executive officers; and conditional consulting agreements with certain executive officers who are at or near retirement eligibility.

Compensation Peer Group	We made no changes to our compensation peer group in 2023.
Continued Adherence to Existing Philosophies and Best Practices
We continue to adhere to our core philosophies of pay-for-performance, including ensuring a majority of our NEO pay is at-risk. For 2023, approximately 85% of our Chief Executive Officer pay was at-risk. An average of approximately 64% of the pay of our other NEOs was at-risk.
Core practices remain unchanged from prior years, including ensuring compensation programs do not incentivize improper risk-taking, targeting total NEO direct compensation at market median, requiring meaningful share ownership by our NEOs, and subjecting incentive compensation payments to robust recoupment and anti-hedging/anti-pledging policies.

Section 2. Our Shareholder Engagement and Responsiveness
Last year, we held our annual advisory vote regarding Named Executive Officer compensation, commonly known as “Say on Pay.” Approximately 97% of the votes cast (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2022 Proxy Statement. We believe that this level of support — particularly when coupled with our efforts to solicit feedback from shareholders as part of our direct engagement efforts, described below — demonstrates substantial shareholder satisfaction with our compensation philosophies, programs and practices.
In keeping with our historical practice, in 2023, we reached out to our largest shareholders, specifically, those who held more than 0.83% of our outstanding stock, other than Sardar Biglari (a shareholder with whom the Company currently has a standstill agreement) and certain of his affiliates. These shareholders collectively represented approximately 63.7% percent of the shares of our common stock outstanding. We invited these shareholders to speak with one or more independent directors and members of our senior management team, to discuss executive compensation and other matters that might be of concern or interest to them, including our performance, corporate governance, and sustainability efforts. For those shareholders with whom we engaged after we announced Ms. Masino’s appointment as our next Chief Executive Officer, we also discussed Ms. Masino’s qualifications and our Board of Directors’ succession planning process.
Of the shareholders to whom we reached out, shareholders who collectively represented 43.2% of our outstanding common stock accepted our invitation and engaged in direct discussions. These shareholders expressed no concerns with our compensation philosophies, programs, or practices.
Section 3. Our Compensation Philosophy and Processes
Compensation Philosophy
Our central compensation objective is to drive long-term total return to our shareholders and build a better company by implementing compensation programs that:
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Reward both company-wide and individual performance,

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Align our executives’ interests with those of our shareholders,

•
Allow us to attract and retain talented executives, and

•
Appropriately incentivize management without exposing the Company to undue levels of risk.

We have a strong “pay for performance” philosophy designed to:
•
Reward executives for maximizing our success, as determined by our performance relative to our financial and operational goals and relative to our industry,

•
Reward executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence,

•
Align the economic interests of executives with those of our shareholders, and

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Encourage them to remain with the Company for long and productive careers.

The Compensation Committee targets total direct compensation paid to our executive officers at the median of our peer group and other market comparators. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, our compensation program design is robust enough to recognize individual performance, competitive pressures for management talent, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.
Role of the Compensation Committee
Our Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation program. In fulfilling this responsibility, the Compensation Committee:
•
Reviews and approves corporate performance goals for our executive officers;

•
Sets cash- and equity-based compensation for our executive officers;

•
Designs and administers our equity incentive arrangements;

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Reviews and approves executive benefits and perquisites;

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Assesses and reviews potential risks to the Company associated with our compensation programs;

•
Approves employment and change in control agreements of our executive officers;

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Periodically conducts or authorizes studies of matters within its scope of responsibilities; and

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Periodically retains, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in connection with any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation status as shown on tally sheets reflecting current and historical compensation for each executive, and tenure with the Company. In 2023, the Compensation Committee also took a leading role in our CEO transition, overseeing our executive search for new CEO candidates and evaluating, negotiating, and recommending to the independent members of the Board as a whole the terms and conditions of our arrangements with Ms. Cochran, our outgoing CEO, and Ms. Masino, our CEO-Elect.
Role of Independent Compensation Consultant
To assist the Compensation Committee with establishing executive compensation, the Compensation Committee has retained FW Cook to provide competitive market data, assist in establishing a peer group of companies and provide guidance on compensation structure as well as levels of compensation for our senior executives and the Board of Directors.
The Compensation Committee consulted with FW Cook in determining the compensation to be awarded to all of the Named Executive Officers, including Ms. Cochran, in 2023. FW Cook reports directly to the Compensation Committee. As required under the Nasdaq Stock Market Rules, the Compensation

Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules, including, but not limited to, those set forth in Rule 5605(d)(3)(D) of the Nasdaq Stock Market Rules, as applicable. The Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.
Role of Management
Management plays the following roles in the compensation process:
•
Management recommends to our Board of Directors business performance targets and objectives for the annual plan and provides background information about the underlying strategic objectives;

•
Management evaluates employee performance;

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Management recommends cash compensation levels and equity awards;

•
Management works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings;

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The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

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The Chief Executive Officer provides her perspective on recommendations provided by FW Cook regarding compensation program design issues;

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The Chief Executive Officer does not play a role in determining her own compensation; and

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Other members of management, at the request of the Compensation Committee, work with FW Cook to provide data about past practices, awards, costs and participation in various plans, and information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review FW Cook’s recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention, and motivation of our employees as well as how they may affect us from an administrative, accounting, tax, or similar perspective.

Compensation Peer Group
The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of FW Cook, considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. Although we do not expressly “benchmark” our compensation relative to that provided by our peers, the Compensation Committee does use the peer group data as a component of its analysis to ensure relative consistency at the median level of our peers. The peer group is reviewed annually by the Compensation Committee and is comprised of the following:
•
Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries, given that our restaurants also feature a sizeable retail operation);

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Organizations against which we compete for executive talent;

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Organizations of comparable size to Cracker Barrel, as measured by primarily by sales but also by market capitalization, enterprise value, and other relevant factors; and

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Organizations with similar geographic dispersion and workforce demographics.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. The Compensation Committee reviews the Company’s peer group on an annual basis and changes certain members of the peer group as the Compensation Committee refines the comparison criteria and when the Company and members of the peer group change in ways that make comparisons less or more appropriate.

The Compensation Committee conducted its annual review of the Company’s peer group to confirm the alignment of the Company’s peer group with the Company as summarized above. After undertaking this review, our peer group for 2023 was comprised of the following 15 publicly-traded companies:
• Big Lots, Inc.	• Darden Restaurants, Inc.	• Red Robin Gourmet Burgers, Inc.
• Bloomin’ Brands, Inc.	• Denny’s Corporation	• Texas Roadhouse, Inc.
• Brinker International, Inc.	• Dine Brands Global, Inc.	• Tractor Supply, Inc.
• Cheesecake Factory, Inc.	• Domino’s Pizza, Inc.	• The Wendy’s Company
• Chipotle Mexican Grill, Inc.	• Jack-in-the-Box, Inc.	• Williams-Sonoma, Inc.
Management and the Compensation Committee regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time-to-time consults data from published compensation surveys, as well as inquiring of FW Cook, to assess more generally the competitiveness and the reasonableness of our compensation programs.
Compensation Risk Analysis
Each year, the Compensation Committee conducts an internal assessment of our executive and non-executive incentive compensation programs, policies, and practices as part of its responsibilities under our broader risk management program and to ensure compliance with applicable regulations. In 2023, as part of this process the Compensation Committee reviewed and discussed the various design features and characteristics of the Company-wide compensation policies and programs, performance metrics, and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and FW Cook, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Overview of Compensation Practices
We believe our compensation programs are generally consistent with best practices for sound corporate governance.
What We Do		What We Do Not Do
✔	Deliver a majority of the target value of our long-term incentive program (as calculated at the time of grant) through performance-based awards	✘	Execute employment agreements containing multi-year guaranties for salary increases, or automatic renewals (i.e., evergreen agreements) for those executive officers that have employment agreements — currently only our Chief Executive Officer and Chief Executive Officer-Elect.
✔	Require executives to hold vested performance and time-based shares for an additional year	✘	Provide material perquisites for executives
✔	Maintain robust stock ownership and retention guidelines for executives and non-executive directors	✘	Offer gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits
✔	Conduct annual risk assessments of our compensation programs	✘	Pay dividends on unvested LTI awards
✔	Maintain anti-hedging, anti-pledging and recoupment (or “clawback”) policies	✘	Provide special executive retirement programs
✔	Require double trigger vesting (i.e. change in control AND termination of employment) for equity acceleration

We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results, motivating long-term performance, and strengthening alignment with shareholders. The Compensation Committee evaluates the overall total direct compensation package for each executive officer relative to market conditions but does not specifically target any percentile for each element of their total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee reviews the compensation mix of each executive on a comprehensive basis to determine if we have provided the appropriate incentives to accomplish our compensation objectives.
In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on annual cash compensation for our executive officers. The Compensation Committee believes that the Company’s 2023 pay mix as approved at the outset of 2023 supported the Company’s strong pay for performance culture, as demonstrated by the fact that approximately 85% of our Chief Executive Officer’s target total direct compensation and approximately 62% of our other Named Executive Officers’ target total direct compensation in 2023 were variable or at risk, as represented by the following charts:

Section 4. 2023 Compensation Programs
The following table summarizes the basic elements of our compensation programs, describes the behavior and/or qualities that each element is designed to encourage, and identifies the underlying purpose for that element of our compensation program as well as key decisions that were made in respect of that element for 2023:

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2023
Base Salary		Skills, experience, competence, performance, responsibility, leadership and contribution to the Company.	Provide fixed compensation for daily responsibilities.	Our Chief Executive Officer, Ms. Cochran, did not receive a base salary increase in 2023. Our other NEOs received base salary increases ranging from approximately 5% to 11% as part of their annual compensation assessment.
Annual Bonus Plan	✔	Annual achievement of objective performance targets.	Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance.
As in 2022, the 2023 Annual Bonus Plan was established as a program with two components. The first component was financial, based on the achievement of operating income, and represented 50% of an executive’s target award. The second component, representing the remaining 50% of an executive’s target award, was strategic and was based on the achievement of various objective metrics which the Compensation Committee deemed important.
In all events, bonus payouts were capped at 150% of target.

Long-Term Performance Incentives (Performance Shares)	✔	Achieving multi-year performance goals and value creation.	Focus attention on meeting longer-term performance targets and our long-term success, create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention.
Performance shares represent 50% of an NEO’s target award.
As in 2022, performance shares granted in 2023 will ultimately vest, if at all, on the basis of the Company’s achievement of EBITDA over a three-year performance period. The number of shares will be further subject to a 25% adjustment, up or down, based on the Company’s relative TSR performance against the

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2023
Index. The payout of 2023 performance shares is capped at 200% of target.
Long-Term Retention Incentive (time-based RSUs)	✔	Continued service to the Company and its shareholders.	Create alignment with shareholders by focusing efforts on longer-term financial and shareholder returns; Management retention.	Time-based RSUs that ratably vest over three years on each of the first, second and third anniversaries of the grant date represent 50% of an NEO’s target award.
Health and Welfare Benefits		Provide appropriate amount of safety and security for executives and their families (as applicable) in the form of medical coverage as well as death/disability benefits.	Allow executives to focus their efforts on running the business effectively.	No changes from 2022.
Base Salary
The Compensation Committee reviews our executive officers’ base salaries annually at the end of each year and establishes the base salaries for the upcoming year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions (i.e., a market competitive review) and the recommendation of the Chief Executive Officer (except in the case of her own compensation). Ms. Cochran’s salary is set in accordance with her employment agreement (discussed in greater detail below). The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.
In 2023, Ms. Cochran did not receive a base salary increase, while other NEOs received increases ranging from 5.3% in the case of Mr. Wolfson to 11.1% in the case of Ms. Spillyards-Schaefer, who was promoted and assumed additional executive responsibilities during the prior year. These increases were given in recognition of the individuals’ experience, responsibilities, and length of service in their respective roles, as well as their performance, to maintain salaries at market-competitive levels, and to reflect annual cost of living increases.
Base salaries for 2022 and 2023 for the Named Executive Officers, rounded to the nearest thousand dollars, were as follows:
NAMED EXECUTIVE OFFICER	2022 BASE SALARY	2023 BASE SALARY	PERCENT CHANGE
Sandra B. Cochran	$1,175,000	$1,175,000	0.0%
Craig Pommells	$475,000	$510,000	7.4%
Laura A. Daily	$407,000	$430,000	5.7%
Cammie Spillyards-Schaefer	$360,000	$400,000	11.1%
Richard M. Wolfson	$475,000	$500,000	5.3%

Annual Bonus Plan
Our annual bonus plan is designed to provide our executive officers with the opportunity to receive additional cash compensation based on a target percentage of base salary, but only if the Company successfully meets established performance targets. The annual bonus plan or a variant thereof applies to more than three hundred of our management-level employees and not just our executive officers.
As part of the Committee’s assessment of her compensation package (the bonus portion of which had not changed in several years) and to incentivize performance, the Committee increased Ms. Cochran’s target bonus opportunity for 2023 from 125% to 160%. The Committee increased Mr. Pommells’ and Ms. Spillyards-Schaefer’s target bonus opportunities from 65% and 50% to 70% and 65%, respectively after a competitive analysis of their compensation packages (and taking into account Ms. Spillyards-Schaefer’s promotion and increased responsibility). No other NEO received an increase in their target bonus opportunity for 2023.
Program Design for 2023
The Compensation Committee determined that the same general annual bonus program structure from 2022 would once again be appropriate for 2023, with some modifications as to weighting and maximum payouts. In 2023, 50% of an executive’s bonus opportunity was tied to the achievement of operating income and the other 50% was tied to the achievement of a series of objective and quantitative metrics that the Compensation Committee believed were important for the Company’s short- and long-term success. The Committee capped potential payouts under each portion of the 2023 bonus program at 150% of target, which was above the level used in 2022 (125%), but below the Company’s traditional cap of 200%, which was our normal practice prior to the pandemic.
Below we describe the two components of the 2023 bonus program and the applicable metrics:
Financial Component — Achievement of Operating Income
The Compensation Committee established threshold, target, and maximum levels of performance for the financial component of the bonus program based on the Company’s achievement of operating income as compared to the prior year’s operating income of $165.7 million. Threshold operating income for purposes of the 2023 Annual Bonus Plan was set at $136 million; target was set at $173 million; and maximum was set at $230 million.*
Following the conclusion of 2023, based on its review of the Company’s audited financial results, the Compensation Committee certified that the Company achieved operating income calculated in accordance with the 2023 Annual Bonus Plan of $150.4 million in 2023, corresponding to an approximate payout of 86.5% of target for this portion of the bonus program.

*
Operating income calculated in accordance with the 2023 Annual Bonus Plan is adjusted operating income, a non-GAAP financial measure. For a definition of adjusted operating income and a reconciliation of this non-GAAP financial measure to GAAP operating income, and an explanation of why the Compensation Committee determined that adjusted operating income was an appropriate performance measure and why we believe adjusted operating income presents useful information to investors, see Appendix A. The adjustments used to determine operating income calculated in accordance with the 2023 Annual Bonus Plan were included in the plan itself and were not the result of discretionary decisions by the Compensation Committee in certifying results. The only discretionary decision made by the Compensation Committee in respect of 2023 bonus payouts following the original design and approval of the 2023 Annual Bonus Plan and the performance metrics thereunder was the Compensation Committee’s exercise of negative discretion to lower final payouts, as described on page 26 of this proxy statement.

Strategic Component — Objective Metrics
For the strategic component of the annual bonus plan, the Compensation Committee established a weighted scorecard of 19 objective and strategically important performance metrics, each with preset and discrete goals, and assigned a number of possible points to each metric. Most of the metrics were designed to be “all or nothing,” while a few of the metrics were scaled. The total number of possible points was 186.
The Committee then created a payout grid based on the total number of points achieved, capping the associated payouts at 150% of target, and with payouts between levels prorated on a straight-line basis:
Total Points	Percent of Target Payout
Below 90	0%
90	25% of Target
100	50% of Target
110	75% of Target
130	100% of Target
150	120% of Target
186	150% of Target
The metrics are categorized below, and all of them were 100% objective in nature and determined by the Compensation Committee to be appropriately meaningful and challenging to accomplish. Additionally, the Company’s achievement of these metrics was audited by the Company’s internal auditing group following a predetermined methodology after the conclusion of 2023. There was thus no subjectivity in determining whether a metric was achieved. This scorecard applied to the hundreds of employees who participated in the bonus plan and not only to our executive officers.
Area of Focus	Metric Description
Human Capital Management	• Store hourly and store management turnover levels • Training program and field skill certification metrics
Guest Experience	• Guest experience metrics
Retail	• Retail inventory metrics • Retail markdown metrics
Health & Safety	• OSHA performance • Food safety audit scores
IT/Cybersecurity	• Launch or fulfillment of key IT initiatives • Cybersecurity metrics
New Unit Development	• Pipeline metrics for Cracker Barrel and Maple Street Biscuit Company locations
Strategic Initiatives	• Loyalty Program rollout • Catering sales growth metrics • Beer and wine sales metrics • Culinary rollout metrics • Labor technology rollout metrics
Following the conclusion of 2023, the Compensation Committee certified that the Company achieved 153 out of the possible 186 points. No discretionary adjustments were made to any of the metrics or scores. Based on these results, management earned 122.5% of target under the payout chart for this portion of the bonus program.

Downward Adjustment
As noted above, management achieved approximately 86.5% and 122.5% of target on the financial and strategic components, respectively, of the 2023 bonus program, resulting in a total payout calculation of 104.5% of target. However, the Compensation Committee elected to reduce the final payout to all participants by 15.5 percentage points, to 89% of target, because the macroeconomic conditions in 2023 were meaningfully better than was accounted for by the Compensation Committee when establishing the operating income targets under the financial portion of the bonus program. The Compensation Committee thus exercised negative discretion and imposed the foregoing payout reduction to more closely align 2023 bonus payments with actual 2023 financial performance.
The following table sets forth (i) target 2023 bonuses for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2023 annual bonus plan at the reduced level of 89%:
NAMED EXECUTIVE OFFICER	2023 BASE SALARY	2023 BONUS TARGET PERCENTAGE	2023 BONUS TARGET	MULTIPLIER APPLIED TO TARGET	2023 ACTUAL BONUS
Sandra B. Cochran	$1,175,000	160%	$1,880,000	89%	$1,673,200
Craig Pommells	$510,000	70%	$357,000	89%	$317,730
Laura A. Daily	$430,000	65%	$279,500	89%	$248,775
Cammie Spillyards-Schaefer	$400,000	65%	$260,000	89%	$231,400
Richard M. Wolfson	$500,000	65%	$325,000	89%	$289,250
The above 2023 annual bonuses are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39 of this proxy statement.
Long-Term Incentives
The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives and serve as a valuable talent retention tool. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards, which are granted under the Company’s 2020 Omnibus Incentive Plan, approved by our shareholders (the “2020 Omnibus Plan”). Each year the Compensation Committee considers and discusses various alternatives as to the form and structure of equity-based awards in order to best achieve these goals of shareholder alignment and talent retention.
Long-Term Incentive Arrangements for 2023
In 2023, the Company’s equity compensation awarded to executive officers was governed by the 2023 Long-Term Incentive (“LTI”) program, which the Compensation Committee adopted in September 2022.
The 2023 LTI program consists of two components: (i) a Long-Term Performance Plan (LTPP) (the “2023 LTPP”), which represents 50% of the LTI target value at the time of grant and provides for awards of performance shares tied to the Company’s achievement of targeted levels of EBITDA over a three-year performance period, and then increased or decreased, as the case may be, based on the Company’s relative TSR performance against the Index; and (ii) a time-based RSU Award (the “2023 RSU Award”), which represents the remaining 50% of the LTI target value at the time of grant and provides for awards of time-based RSUs that ratably-vest over three years from the date of grant (i.e., one third after each of the first, second, and third anniversary of the grant date, respectively). Executives are required to hold all shares they receive under the LTI program, whether performance-based or time-based, for at least 12 months following the vesting date.
2023 LTI Award Grants
In September 2022, the Compensation Committee (and the Board, in the case of Ms. Cochran) approved equity grants based on a target percentage (referred to as the executive officer’s “LTI Percentage”)

of an executive officer’s base salary divided equally between performance-based LTPP awards and time-based RSU awards.
Each NEO’s LTI Percentage was used to derive a target award for the NEO, expressed as a number of shares, determined by reference to the average closing price of the Company’s common stock during the last 30 calendar days of 2022 and the first 30 calendar days of 2023, which was $97.35. Each NEO’s targeted shares were divided equally between grants of performance-based LTPP awards and time-based RSU awards.
All awards granted under the LTI program are credited with dividend equivalent rights for any cash dividends paid on the Company’s stock between the award date and the vesting date, based on the number of shares ultimately awarded, and the deferred amounts are settled in cash upon the vesting of the awards at the end of the performance period. No dividends are paid on unvested/unearned shares.
2023 LTPP.   For 2023, each executive officer was eligible to receive a 2023 LTPP award of performance-based shares (a “2023 LTPP Award”) of a target number of shares, with the actual number of awarded shares determined by the Company’s achievement of EBITDA over a three-year performance period, and adjusted up or down, as the case may be, based on the Company’s TSR over such period relative to the Index, as described further above. The minimum number of potential shares is zero and the maximum is 200% of target. Moreover, awards cannot be upwardly adjusted if the Company’s absolute TSR over the performance period is negative, irrespective of how well the Company performs relative to the Index.
NEOs (other than Ms. Cochran) will forfeit their 2023 LTPP Award if, prior to that time, they are terminated or voluntarily resign other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period; or (ii) following a change in control of the Company.
The following table summarizes the target 2023 LTPP Awards for each of our Named Executive Officers at the time of grant. As indicated above, the awards will pay out, if at all, at the end of the performance period in September 2025:
NAMED EXECUTIVE OFFICER	2023 BASE SALARY	TARGET LTPP PERCENTAGE	TARGET VALUE	NO. OF SHARES AT TARGET
Sandra B. Cochran	$1,175,000	200%	$2,350,000	24,140
Craig Pommells	$510,000	65%	$331,500	3,405
Laura A. Daily	$430,000	50%	$215,000	2,208
Cammie Spillyards-Schaefer	$400,000	50%	$200,000	2,054
Richard M. Wolfson	$500,000	60%	$300,000	3,081
2023 RSU Awards.   Each executive officer received a target 2023 RSU Award of time-based RSUs that will ratably vest over the three years (i.e., one third on each of the first, second and third anniversaries of the date of grant, respectively). NEOs (other than Ms. Cochran) will forfeit their 2023 RSU Award if, prior to that time, they are terminated or voluntarily resign other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period; or (ii) following a change in control of the Company.
The following table summarizes the 2023 RSU Awards for each of our Named Executive Officers:
NAMED EXECUTIVE OFFICER	2023 BASE SALARY	TARGET RSU PERCENTAGE	TARGET VALUE	NO. OF SHARES AWARDED
Sandra B. Cochran	$1,175,000	200%	$2,350,000	24,140
Craig Pommells	$510,000	65%	$331,500	3,405
Laura A. Daily	$430,000	50%	$215,000	2,208
Cammie Spillyards-Schaefer	$400,000	50%	$200,000	2,054
Richard M. Wolfson	$500,000	60%	$300,000	3,081

2023 Special Restricted Stock Awards.   To incentivize retention and recognize their respective individual performance, in September 2022, the Compensation Committee authorized special one-time restricted stock awards to each of Ms. Daily, Ms. Spillyards-Schaefer, and Mr. Pommells having a grant date fair value of $750,000, $1,000,000, and $2,000,000 respectively. In the case of Mr. Pommells, the award was also part of the Compensation Committee’s multi-year plan to increase his compensation to market level over time. The award made to Ms. Daily cliff vests on the third anniversary of the grant, while the awards made to Ms. Spillyards-Schaefer and Mr. Pommells vest in two equal installments on each of the third and fourth anniversaries of the grant.
Previously Granted Performance-Based Equity Awards
In September 2021, in response to shareholder feedback, we changed the relevant performance period for our performance-based equity grants (i.e., our LTPP awards) from two years to three years. Because of this, no performance-based equity awards vested in 2023.
Health and Welfare Benefits
We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees, and a supplemental group term life insurance program that covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2023.
Severance and Change in Control Provisions
None of our current Named Executive Officers has an employment agreement other than Ms. Cochran and our current Chief Executive Officer-Elect, Ms. Masino, whose agreements govern their respective arrangements relating to severance and/or a change in control of the Company (a “CIC Transaction”). All of our other Named Executive Officers, along with all of the Company’s other executive officers, have entered into (i) severance agreements (“General Severance Agreements”) that govern the terms of their involuntary separation from the Company other than in connection with a CIC Transaction; and (ii) change in control agreements (“CIC Agreements”) that govern their employment by the Company and the terms of their involuntary separation from the Company following a CIC Transaction. These agreements are summarized as they apply to our Named Executive Officers below. In addition, each Named Executive Officer entered into certain supplemental severance-related agreements this year in connection with our CEO transition. These are described in greater detail under the heading, “Special CEO Transition Arrangements”).
The General Severance Agreements are intended to attract and retain executive talent by providing executives with reasonable assurance that if their employment relationship with the Company is involuntarily terminated in certain circumstances other than for cause they will have sufficient resources to be able to transition to other professional opportunities. While the CIC Agreements are also intended as a recruitment and retention tool, they are additionally intended to ensure that the Company will have the continued dedication, focus and objectivity from key executives in the event of a proposed CIC Transaction, and thus maintain the alignment of our executives’ interests with those of our shareholders.
The employment agreement with Ms. Cochran, the employment agreement with Ms. Masino, General Severance Agreements, CIC Agreements and supplemental agreements related to our CEO transition are described in greater detail below. Potential payments pursuant to these agreements to our Named Executive Officers under various termination scenarios are more fully described under “Executive Compensation — Compensation Tables and Information — Potential Payments Upon Termination or Change in Control” below, including the table on page 48 of this proxy statement.
Severance Benefits Specific to Ms. Cochran
For most of 2023, the Company and Ms. Cochran were parties to an employment agreement entered into on July 27, 2018, and amended on February 24, 2022 (as amended, the “Former Cochran Employment Agreement”). On July 17, 2023, in connection with our CEO transition, the Company and Ms. Cochran terminated the Former Cochran Employment Agreement and entered into a new employment agreement (the “Current Cochran Employment Agreement”). Under the Current Cochran Employment Agreement, Ms. Cochran agreed to continue serving as the Company’s President and Chief Executive Officer until November 1, 2023 (the “Transition Date”), and to serve as the Executive Chair of the Board until September 30, 2024 or such earlier date that the Board of Directors of the Company may determine upon 30 days’ prior written notice to Ms. Cochran (the “Retirement Date”).
Among other things, the Current Cochran Employment Agreement governs the severance benefits to be received by Ms. Cochran. Under the Current Cochran Employment Agreement, Ms. Cochran’s employment with the Company is “at will” and either party may terminate the agreement at any time, but Ms. Cochran will be entitled to certain severance benefits in the event that her employment with the Company is terminated under certain circumstances.
In the event that Ms. Cochran’s employment is terminated by the Company with “Cause” (as defined in the Current Cochran Employment Agreement), the Current Cochran Employment Agreement provides the Company shall pay to Ms. Cochran accrued but unpaid base salary, any compensation previously deferred, accrued but unpaid vacation, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits (the “accrued obligations”). Additionally, Ms. Cochran will forfeit any outstanding unvested equity awards and annual incentive bonus for the year of termination.
If Ms. Cochran’s employment is terminated by Ms. Cochran without “Good Reason” (as defined in the Current Cochran Employment Agreement), the Current Cochran Employment Agreement provides that Ms. Cochran will be entitled to receive the accrued obligations. Additionally, Ms. Cochran will forfeit any FY 2024 annual incentive bonus and (i) if terminated prior to the Transition Date, Ms. Cochran will forfeit all of her unvested equity awards and (ii) if terminated on or after the Transition Date but prior to the Retirement Date, Ms. Cochran will forfeit the FY 2024 LTPP award, but, because she is already eligible for retirement under the Company’s compensation programs, all other outstanding equity awards will continue to vest as if Ms. Cochran’s employment had not been terminated prior to the end of the vesting period.
If (i) Ms. Cochran’s employment with the Company is terminated by the Company without Cause, (ii) the Board accelerates the Retirement Date or (iii) Ms. Cochran resigns for Good Reason, Ms. Cochran will be entitled to receive, in addition to the accrued obligations:
•
payment of Ms. Cochran’s base salary through the Retirement Date;

•
annual cash incentive bonus for fiscal years 2023 and 2024, payable at the same time and manner as they are paid to peer executives at the Company; and

•
a lump sum payment in an amount equal to the fully monthly premiums for continued coverage under COBRA through the Retirement Date.

Additionally, Ms. Cochran’s unvested time-vesting equity awards will become fully payable upon conclusion of the original vesting period and unvested performance awards will become fully payable upon conclusion of performance period based on actual performance.
The payment of the foregoing severance benefits, exclusive of the accrued obligations, is subject to execution by Ms. Cochran of a comprehensive release of claims against the Company. If Ms. Cochran’s employment is terminated by the Company for cause or if Ms. Cochran terminates her employment by voluntarily quitting without good reason, then she would be entitled to receive only the accrued obligations.
The Compensation Committee and all of the independent members of the Board of Directors considered the costs and benefits of the economic and other terms of the arrangement and concluded that it was in the best interests of the Company to enter into the Cochran Employment Agreement. In reaching this conclusion our directors considered (i) the understanding of the parties when the Former Cochran Employment Agreement was amended in 2022, (ii) the relative cost of terminating Ms. Cochran’s employment under the Former Cochran Employment Agreement as compared to the value of Ms. Cochran’s compensation package under the Current Cochran Employment Agreement, (iii) the benefit of a transition period between Ms. Cochran’s and Ms. Masino’s service as Chief Executive Officer; and (iv) Ms. Cochran’s tenure as Chief Executive Officer and a director and understanding of the Company’s business and strategic initiatives.
Severance Benefits Specific to Ms. Masino
The Company and Ms. Masino are parties to an employment agreement entered into on July 17, 2023 (the “Masino Employment Agreement”). Under the Masino Employment Agreement, Ms. Masino serves as the Company’s Chief Executive Officer-Elect and will begin serving as President and Chief Executive Officer on the Transition Date.
Among other things, the Masino Employment Agreement governs the severance benefits to be received by Ms. Masino. Under the Masino Employment Agreement, Ms. Masino’s employment with the Company is “at will” and either party may terminate the agreement at any time, but Ms. Masino will be entitled to certain severance benefits in the event that her employment with the Company is terminated under certain circumstances.
In the event that Ms. Masino’s employment is terminated by the Company with Cause (as defined in the Masino Employment Agreement) or by Ms. Masino without Good Reason (as defined in the Masino Employment Agreement), the Masino Employment Agreement provides the Company shall pay the accrued obligations under the Masino Employment Agreement to Ms. Masino. Ms. Masino will forfeit any unearned cash incentive awards and outstanding equity awards that are unvested at the time of such termination.
If Ms. Masino’s employment is terminated by the Company without Cause or by Ms. Masino with Good Reason, the Masino Employment Agreement provides that, in addition to the accrued obligations under the Masino Employment Agreement, Ms. Masino will be entitled to:
•
an amount equal to two times the sum of Ms. Masino’s current base salary and Ms. Masino’s annual cash target-level incentive bonus;

•
a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA for a period of 24 months.

In addition, if Ms. Masino’s employment is terminated by the Company without Cause (other than due to death or disability) or by Ms. Masino with Good Reason prior to August 1, 2025, Ms. Masino will forfeit all unvested equity awards (other than the time-vesting restricted stock award she received on August 7, 2023), and if terminated on or after August 1, 2025, Ms. Masino’s unvested time-vesting equity awards shall be fully payable upon conclusion of the original vesting period and unvested performance awards shall be prorated for service and payable upon conclusion of the applicable performance period based on actual performance.
General Severance Agreement for all other Named Executive Officers
Each Named Executive Officer who is a party to the General Severance Agreement will be entitled to receive severance benefits of 12-18 months’ base salary continuation and continuation of benefits under COBRA (with the executive responsible for paying the premiums), depending on his or her length of service, as a result of the termination of his or her employment by the Company other than for “cause” or by the executive for “good reason” (each as defined in the agreement).
To receive the foregoing benefits, the executive must execute a comprehensive release in favor of the Company, waiving any claims the executive may have against the Company. In addition to obligating the executive to maintain confidentiality of Company information and return all Company property, the General Severance Agreement further contains non-competition covenants that restrict the executive from working with certain competitors for a period of six months; and (ii) soliciting employees of the Company or interfering with the relationship of any customer, supplier or other business relation of the Company for a period of 12 months.

The Severance Agreement has an initial term of three years and will automatically renew each year thereafter unless the Company provides the executive with 90 days’ written notice of its intention not to renew prior to the expiration of the then-current term.
Change in Control Benefits for Ms. Cochran
The Current Cochran Employment Agreement provides certain benefits in the event that her employment with the Company is terminated in connection with a change in control. The Current Cochran Employment Agreement contains a “double trigger,” and in the event that a change in control of the Company (as defined in the agreement) occurs during the term of the Current Cochran Employment Agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or within two years following the change in control, Ms. Cochran will be entitled to receive:
•
a lump-sum payment of her base salary owed through the Retirement Date,

•
a prorated portion of Ms. Cochran’s target annual cash incentive bonus, based the number of calendar days elapsed in the fiscal year of termination, and

•
accelerated vesting of all equity awards, with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination.

The Current Cochran Employment Agreement does not entitle Ms. Cochran to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Code, as amended. Ms. Cochran will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of her employment. The agreement obligates Ms. Cochran not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of her employment.
Change in Control Benefits for Ms. Masino
The Masino Employment Agreement provides certain benefits in the event that Ms. Masino’s employment with the Company is terminated in connection with a change in control. The Masino Employment Agreement contains a “double trigger,” and in the event that a change in control of the Company (as defined in the agreement) occurs during the term of the Masino Employment Agreement, and her employment is terminated without cause or terminated by Ms. Masino with good reason within 90 days prior to or within two years following the change in control, Ms. Masino will be entitled to receive:
•
an lump sum payment equal to two times the sum of Ms. Masino’s current base salary and Ms. Masino’s annual cash target-level incentive bonus;

•
a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination;

•
accelerated vesting of all equity awards, with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA on a monthly basis for a period of 24 months.

The Masino Employment Agreement does not entitle Ms. Masino to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Code, as amended. Ms. Masino will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of her employment. The agreement obligates Ms. Masino not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of her employment.
CIC Agreements
The CIC Agreement becomes effective only in the event of a CIC Transaction, as defined in the agreement. Once it takes effect, the Company agrees to employ the executive, and the executive agrees to remain in the employ of the Company, from the date of a change in control to the earlier to occur of the second anniversary of such change in control or the executive’s normal retirement date. During this period of employment, the Company agrees to provide the executive with (i) base salary at least equal to the highest base salary which the executive was paid during the 24 calendar months immediately prior to the change in control, (ii) the right to participate, at the highest target percentage rate or target participation level at which he or she participated during the 12-month period prior to the change in control, in the Company’s bonus and equity incentive compensation plans; and (iii) the same employee benefits and perquisites which the executive received (or had the right to receive) during the 12 months immediately prior to the date of the change in control.
The CIC Agreement has an indefinite term but may be terminated by the Company upon not less than one year’s prior written notice to the executive if (i) the Company has not received any proposal or indication of interest from a party regarding, nor is the Company’s Board of Directors then considering, a potential change in control transaction; and (ii) the Company terminates the CIC Agreements for all similarly situated executives and not just the individual.
The CIC Agreement is “double trigger”, and no payments or equity awards are paid out immediately upon the change in control. The executive does not have any right to receive any gross-up payment in reimbursement of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If amounts payable under the CIC Agreement would be subject to such excise tax, then the executive will pay the tax or such amounts will be reduced to a level where the excise tax no longer applies, whichever is more beneficial to the executive. The CIC Agreement contains restrictive covenants, including relating to confidentiality, non-competition, and non-solicitation, that are identical to the ones found in the General Severance Agreement.
In the event that employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each as defined in the CIC Agreement) at any point during the 24 months following a change in control, then, in addition to any accrued and unpaid salary, bonus, benefits and vacation time, the terminated executive is entitled to (i) a lump-sum cash payment equal to two times the sum of his or her annual salary and target annual bonus for the year in which termination occurs, (ii) his or her annual bonus for the year in which termination occurs, pro-rated to his or her actual period of service during that year; (iii) continued health and welfare benefits and perquisites for the two-year period following termination at no greater cost to the executive; and (iv) the payment of the cash-out of his or her equity awards, as described below.
Unless an individual equity award agreement provides the executive with immediate vesting of the award upon a change in control (in which case the terms of such award agreement will apply), under the CIC Agreement, all of the executive’s outstanding and unvested equity awards and accrued dividends at the time of the change in control occurs will be converted to cash at their target level of award, which, depending on the Company’s projected performance at the time of conversion, could be beneficial or detrimental to the executive. The converted cash will earn interest at the rate of 1.5% over the 10-year Treasury Bill rate in effect at the beginning of each month and will be paid to the executive upon the earliest to occur of (i) the second anniversary of the change in control; (ii) the date(s) on which the underlying awards would have otherwise vested or been paid; or (iii) the date of a qualifying termination of the executive’s employment under the CIC Agreement.
Special CEO Transition Arrangements
In connection with our Chief Executive Officer transition, the Company entered into a transitional letter agreement (each, a “Transitional Letter Agreement”) with each of its executive officers, including the Named Executive Officers other than Ms. Cochran. The Transitional Letter Agreements create an additional incentive to retain senior executive talent during the transition. The Transitional Letter Agreements provide that each such Named Executive Officer will be entitled to a lump-sum cash payment as set forth therein if his or her employment is terminated by the Company without “Cause” (as such term is defined in the Transitional Letter Agreements) during the period beginning on the Transition Date and ending on the first (with respect to Mr. Wolfson) or second (with respect to Mr. Pommells or Ms. Spillyards-Schaefer) anniversary of the Transition Date or on September 30, 2025 (with respect to Ms. Daily). Because the Transitional Letter Agreements do not take effect until the Transition Date of November 1, 2023, the potential payments pursuant to these agreements to our Named Executive Officers under various termination scenarios were zero as of the end of fiscal 2023.
In addition, the Company entered into Consulting Agreements (each, a “Consulting Agreement”) with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who are at or near retirement eligibility (each, a “Consulting Executive”), including Ms. Daily and Mr. Wolfson. The Consulting Agreements require each Consulting Executive to provide at least six months’ notice of his or her intent to retire or otherwise resign (provided that no such notice may be given prior to May 1, 2024) and remain available to consult for the Company for one year after termination as directed by the Company, to allow for orderly transition planning of these senior roles and to allow for continued access to these executives’ skill sets following his or her eventual departure. The Company has the option to terminate the employment of a Consulting Executive prior to the end of the six-month notice period, in which case the applicable Consulting Agreement would be null and void and the termination will constitute a “Qualifying Termination” under his or her respective General Severance Agreement. To the extent the applicable Consulting Executive’s employment is not terminated prior to the end of the six months’ notice period, (i) the General Severance Agreement will automatically be nullified and terminated, and (ii) the Consulting Executive will be obliged to be available to consult with the Company, subject to certain terms and conditions set forth in the applicable Consulting Agreement, for one year in exchange for a consulting fee to be paid in installments during the one-year term. The effective result of the foregoing arrangement is that the Company can proceed in the manner it believes is more advantageous to the Company — either severing the employment relationship with the Consulting Executive and triggering the General Severance Agreement or engaging the Consulting Executive for an additional year in a consultative capacity.
Perquisites
Other than participation in benefit plans that are broadly applicable to our full-time employees, we provide very limited perquisites and other benefits to our Named Executive Officers. Indeed, we only provide to our executive officers a modest financial planning assistance benefit and the availability of a concierge medical service.
All perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on pages 39-40 of this proxy statement under the “All Other Compensation” column and related footnote.
As far as other perquisites are concerned, we note that:
•
Named Executive Officers do not have use of a Company vehicle;

•
Named Executive Officers may not schedule the Company aircraft for personal travel;

•
We do not have a defined benefit pension plan or SERP; and

•
We do not provide perquisites that are provided by many other companies, such as club memberships or drivers.

Section 5. Realizable Pay Analysis and Other Executive Compensation Policies and Guidelines
Realizable Pay Analysis
While many of the required compensation disclosures under SEC rules represent awards that may be earned, realizable pay considers pay that is actually earned. The following chart demonstrates, over the three- year period of 2021, 2022 and 2023, that the Company’s Total Shareholder Return decreased by 5%, and Ms. Cochran’s realizable total direct compensation declined by 15% from her target total direct compensation for that same period.

In the chart above, Ms. Cochran’s “Target Pay” reflects the following:
•
Ms. Cochran’s aggregate base salary for 2021, 2022 and 2023, as approved by the Board at the outset of each such year.

•
Ms. Cochran’s aggregate target bonus opportunity for performance under the Company’s annual bonus plan in each of 2021, 2022 and 2023, as approved by the Board at the outset of each such year.

•
The grant date fair value of the target levels of 2021, 2022 and 2023 LTPP Awards granted to Ms. Cochran at the outset of 2021, 2022 and 2023, based on the closing stock price on the respective grant dates of such awards.

•
The grant date fair value of all other time-based and performance-based equity awards (other than LTPP awards) granted to Ms. Cochran at the outset of 2021, 2022 and 2023, based on the closing stock price on the respective grant dates of such awards.

In contrast, Ms. Cochran’s “Realizable Pay” in the above chart reflects the following:
•
Ms. Cochran’s actual base salary for 2021, 2022 and 2023.

•
Ms. Cochran’s actual bonus paid in respect of performance in each of 2021, 2022 and 2023 under the Company’s annual bonus plans for such years.

•
The fair value of the 2021, 2022 and 2023 LTPP Awards granted to Ms. Cochran, based on the closing stock price on the last day of 2023 of $93.75.

•
The fair value of all other 2021, 2022 and 2023 time-based and performance-based equity awards (other than LTPP awards) granted to Ms. Cochran, based on the closing stock price on the last day of 2023 of $93.75.

Stock Ownership Guidelines
We have stock ownership guidelines (the “Ownership Guidelines”) that apply to all executive officers and our non-employee directors, and that are posted on our website at www.crackerbarrel.com. The Ownership Guidelines reflect the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. The Ownership Guidelines are based on a multiple of base salary for executive officers and the base annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s guideline is three times base salary, and any other executive officer’s guideline is two times base salary. No officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Our non-employee directors are subject to a guideline of six times the annual base cash retainer paid to such non-employee director. Calculations to determine compliance with the Ownership Guidelines are made during the first quarter of each year, and are based upon (i) with respect to executive officers, each officer’s base salary applicable at the time of such calculation and (ii) the average closing price of the Company’s common stock, as reported by Nasdaq, for each trading day during the last 30 calendar days of the preceding year and the first 30 calendar days of the year in which the calculation is performed. For 2023, the Ownership Guidelines for our Named Executive Officers were as follows:
Executive Officer	Multiple of Base Salary
Sandra B. Cochran	5X
Craig Pommells	3X
Laura A. Daily	2X
Cammie Spillyards-Schaefer	2X
Richard M. Wolfson	2X
Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or RSUs granted until they achieve compliance with the applicable guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive officers and non-employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she is prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.
Anti-Hedging and Anti-Pledging Policy
The Company’s anti-hedging and anti-pledging policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to engage in hedging transactions to mitigate the impact of changes in the value of the Company’s securities.
Similarly, placing the Company’s securities in a margin account or pledging them as collateral may result in their being sold without the director’s or officer’s consent or at a time when the director or officer is in possession of material nonpublic information of the Company. When any of these types of transactions occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) compromised. Under the Anti-Hedging and Anti-Pledging Policy, no

director or officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a change in market value of the Company’s securities, as well as any transaction that places the Company’s securities in a margin account or pledges them as collateral for loans or other obligations.
Recoupment Provisions
The Company may recover any incentive compensation awarded or paid, including our 2023 Annual Bonus payments, pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
In order to comply with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and requirements of Nasdaq (including Rule 5608 of the Nasdaq listing rules), the Company has adopted the Cracker Barrel Old Country Store, Inc. Nasdaq Executive Compensation Recovery Policy (“Nasdaq Clawback Policy”). In addition to the Company’s rights of recoupment as outlined above, the Nasdaq Clawback Policy subjects any incentive-based compensation paid to an executive officer after October 3, 2023 to recoupment if and to the extent the same was paid on the basis of financial results in respect of any of our three most recently completed fiscal years, which results were later restated. The Nasdaq Clawback Policy further authorizes the Compensation Committee to use a variety of means to effect any such recoupment, including the withholding of cash compensation, and cancelling, adjusting or offsetting against some or all outstanding vested or unvested equity awards.
Impact of Tax and Accounting Treatments on Compensation
Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives varies. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.
Sections 280G and 4999
As described above, Ms. Cochran is a party to the Current Cochran Employment Agreement, and we provide our Named Executive Officers other than Ms. Cochran with General Severance and CIC Agreements. Neither Ms. Cochran nor any of our other Named Executive Officers has a right under these agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Code.
Section 162(m)
The Compensation Committee has historically considered the impact of Section 162(m) of the Code in the design of its compensation strategies. Under Section 162(m) of the Code, compensation paid to executive officers in excess of $1.0 million in any year cannot be taken by us as a tax deduction unless the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m). The Compensation Committee and the Company designed our compensation structure in an attempt to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee and the Company also believe that they must (and do) reserve the right to award compensation which they each deem to be in the best interests of the Company and our shareholders, but which may not be fully tax deductible under Section 162(m). Moreover, this exception allowing the full deductibility of “qualified performance-based compensation” does not apply to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2023.
This report has been submitted by the members of the Compensation Committee:
Coleman H. Peterson, Chair
Thomas H. Barr
Meg G. Crofton
Gilbert R. Dávila
William W. Moreton

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the Named Executive Officers during 2023, 2022 and 2021.
Name and Principal Position	Year	Salary(1) ($)	Restricted Stock/RSU Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Sandra B. Cochran, President and Chief Executive Officer	2023	$1,175,000	$4,985,393	$1,673,200	$438,087	$8,271,679
	2022	$1,175,000	$4,878,994	$445,031	$465,250	$6,964,276
	2021	$1,150,000	$4,481,208	$1,796,875	$152,969	$7,581,053
Craig A. Pommells(5)(6) Senior Vice President and Chief Financial Officer	2023	$510,000	$2,703,140	$317,730	$162,556	$3,693,427
	2022	$311,269	$836,283	$61,304	$25,757	$1,234,612
Cammie Spillyards-Schaefer(7) Senior Vice President, Restaurant and Retail Operations	2023	$400,000	$1,424,162	$231,400	$83,205	$2,138,767
Laura A. Daily(8)(9) Senior Vice President, Retail	2023	$430,000	$1,205,974	$248,755	$94,046	$1,978,774
	2022	$407,000	$753,405	$80,158	$54,194	$1,294,757
	2021	$370,000	$379,271	$300,625	$15,418	$1,065,314
Richard M. Wolfson, Senior Vice President, General Counsel and Secretary	2023	$500,000	$636,288	$289,250	$63,083	$1,488,621
	2022	$475,000	$567,698	$93,551	$66,521	$1,202,770
	2021	$450,000	$553,699	$365,625	$31,888	$1,401,212

(1)
Amounts in this column reflect the actual base salary earned by the NEO in 2023, 2022 and 2021, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(2)
The amounts disclosed in this column reflect the aggregate grant date fair value of awards for 2023, 2022 and 2021, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Specifically, the amounts provided for 2023 reflect the aggregate grant date fair value of the Named Executive Officer’s (i) time-based award under the 2023 Time-based RSU and (ii) target number of performance-based awards under the 2023 LTPP.

For the performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of performance conditions at the maximum level for the performance-based awards, the aggregate grant date fair value of all the stock awards made to each Named Executive Officer in 2023 (including the time-based award) are as follows:
Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Sandra B. Cochran	2023	$7,478,089
Craig A. Pommells	2023	$3,054,741
Cammie Spillyards-Schaefer	2023	$1,636,258
Laura A. Daily	2023	$1,433,972
Richard M. Wolfson	2023	$954,432
For information regarding the compensation cost of the awards and the assumptions used to calculate the grant date fair value of the awards, see Note 9 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2023 and Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Reports on Form 10-K for 2022 and 2021.
(3)
Amounts in this column reflect payments earned by the NEO in 2023, 2022 and 2021 under our Annual Bonus Plan for such years, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(4)
The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

(5)
Mr. Pommells joined the Company as Chief Financial Officer on December 6, 2021. The amount included for Mr. Pommells in 2022 under the column entitle “Stock Awards” includes a one-time grant of 3,929 shares of restricted stock issued to Mr. Pommells upon his joining the company in 2022. These shares will vest on December 6, 2024.

(6)
The amount included for Mr. Pommells for 2023 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 19,368 shares of restricted stock issued to Mr. Pommells on September 22, 2022. These shares will vest in two equal installments on September 30, 2025, and September 30, 2026.

(7)
The amount included for Ms. Spillyards-Schaefer for 2023 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 9,684 shares of restricted stock issued to Ms. Spillyards-Schaefer on September 22, 2022 in recognition of her promotion to executive officer and to incentivize her retention. These shares will vest in two equal installments on September 30, 2025, and September 30, 2026.

(8)
The amount included for Ms. Daily for 2022 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 2,500 shares of restricted stock issued to Ms. Daily on September 22, 2021, in recognition of her performance and to incentivize her retention. These shares will vest on September 30, 2024.

(9)
The amount included for Ms. Daily for 2023 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 7,263 shares of restricted stock issued to Ms. Daily on September 22, 2022 in recognition of her performance and to incentivize her retention. These shares will vest on September 30, 2025.

All Other Compensation
Name	Year	Life Insurance(1)	Long-term Disability(1)	Dividend Equivalents on Shares of Restricted Stock(2)	Company Match Under Non-qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other	Total
Sandra B. Cochran	2023	$20,895	$2,232	$390,226	$22,183	$2,551	$0	$438,087
Craig A. Pommells	2023	$1,660	$1,173	$153,667	$2,763	$3,295	$0	$162,556
Cammie Spillyards-Schaefer	2023	$1,436	$1,426	$73,072	$4,346	$2,925	$0	$83,205
Laura A. Daily	2023	$1,497	$1,564	$85,126	$0	$5,859	$0	$94,046
Richard M. Wolfson	2023	$1,639	$1,821	$48,548	$5,487	$5,587	$0	$63,083

(1)
We provide supplemental long-term disability insurance and life insurance to our executives and certain other employees. The amounts disclosed in this column represent the premiums paid by the Company on behalf of the NEO.

(2)
The amounts disclosed in this column represent 2023 cash dividend equivalents which were or will be paid to the NEO upon the vesting of (i) the 2023 LTPP and 2022 LTPP awards (at an assumed target level of performance), and (ii) the 2023, 2022, and 2021 Time-based RSU Grants, and (iii) any other time-based RSAs or RSUs granted to an NEO that vested in 2023 or were unvested at the end of 2023. These amounts will be settled in cash upon the vesting of the shares underlying such awards.

Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sandra B. Cochran		$470,000	$1,880,000	$2,820,000
	09/22/22				6,035	24,140	48,280		$103.26
	09/22/22							24,140	$103.26
Craig A. Pommells		$89,250	$357,000	$535,500
	09/22/22				851	3,405	6,810		$103.26
	09/22/22							3,405	$103.26
	09/22/22							19,368	$103.26
Cammie Spillyards-Schaefer		$65,000	$260,000	$390,000
	09/22/22				513	2,054	4,108		$103.26
	09/22/22							2,054	$103.26
	09/22/22							9,684	$103.26
Laura A. Daily		$69,875	$279,500	$419,250
	09/22/22				552	2,208	4,416		$103.26
	09/22/22							2,208	$103.26
	09/22/22							7,263	$103.26
Richard M. Wolfson		$81,250	$325,000	$487,500
	09/22/22				770	3,081	6,162		$103.26
	09/22/22							3,081	$103.26

(1)
The amounts shown reflect the possible aggregate payouts under the 2023 annual bonus plan at the “threshold,” “target” and “maximum” levels. Actual payouts to each NEO for 2023 were 89.0% of target and are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2023 annual bonus plan and the 2023 payouts, see “Executive Compensation — Compensation Discussion and Analysis — 2023 Compensation Plans — Annual Bonus Plan.”

(2)
The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2023 LTPP. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. Each Named Executive Officers was eligible to receive up to a maximum of 200% of his or her 2023 LTPP target. For a discussion of the 2023 Long-Term Incentive Program, see “Executive Compensation —  2023 Compensation Plans — Long-Term Incentives.”

(3)
The amounts disclosed in this column reflect the Time-based RSU Grant and one-time grants of restricted stock awarded to each executive in 2023.

(4)
The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718. For the performance-based awards (i.e., the 2023 LTPP), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 9 to the Consolidated

Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2023.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
We currently have two employment agreements with Named Executive Officers as further described below.
Employment Agreement with Sandra B. Cochran
As described on pages 29-32 of this proxy statement, the Company and Ms. Cochran are parties to the Current Cochran Employment Agreement. Under the Current Cochran Employment Agreement, Ms. Cochran will continue to serve as the Company’s President and Chief Executive Officer, reporting to the Board, and as a director until November 1, 2023. Beginning November 1, 2023, Ms. Cochran will serve as the Executive Chair until September 30, 2024, or such earlier date that the Board of Directors of the Company may determine upon 30 days’ prior written notice to Ms. Cochran. Ms. Cochran will receive an annual base salary of $1,175,000 (her 2023 salary) and for the fiscal year ending August 2, 2024, Ms. Cochran will be eligible to receive an annual incentive bonus with her current target opportunity equal to 160% of annual base salary (her 2023 target bonus opportunity). Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Cochran’s target aggregate award value under such plans will be 400% of her annual base salary (her 2023 target award value). Ms. Cochran will be eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company.
As described on pages 29-32 of this proxy statement, the Current Cochran Employment Agreement contains certain benefits and imposes certain obligations if the Current Cochran Employment Agreement is terminated without “cause” or “good reason” (as defined in the Current Cochran Employment Agreement) and contains certain rights in the event of a change in control of the Company.
Employment Agreement with Julie Masino
As described on pages 31-32 of this proxy statement, the Company and Ms. Masino are parties to the Masino Employment Agreement. Under the Masino Employment Agreement, Ms. Masino currently serves as the Company’s Chief Executive Officer-Elect and will begin serving as President and Chief Executive Officer on November 1, 2023. As Chief Executive Officer-Elect and President and Chief Executive Officer, Ms. Masino will report to the Board, and as of November 1, 2023, Ms. Masino will be appointed to the Board of Directors and will be re-nominated by the Board of Directors for election at each annual meeting of the Company’s shareholders thereafter during her employment as President and Chief Executive Officer. Ms. Masino will receive an annual base salary of $1,000,000 and an annual bonus opportunity with a target of not less than 125% of annual base salary. Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Masino’s target aggregate award value under such plans will be not less than 360% of her annual base salary. Ms. Masino will be eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company. Future adjustments to salary, annual bonus and long-term incentive awards to Ms. Masino will be as recommended by the Compensation Committee and approved by the Board.
As described on pages 31-32 of this proxy statement, the Masino Employment Agreement contains certain benefits and imposes certain obligations if the Masino Employment Agreement is terminated without “cause” or “good reason” (as defined in the Masino Employment Agreement) and contains certain rights in the event of a change in control of the Company.
Severance Plan and Management Retention Agreements
As described on pages 31-33 of this proxy statement, our executive officers, including all of our Named Executive Officers, are parties to the General Severance Agreement and a CIC Agreement which provide them with certain benefits and impose on them certain obligations in the event their employment is terminated without “cause” or “good reason” (as defined in these agreements), either in the normal course or following a change in control of the company, respectively. For the reasons described previously, we believe that these agreements are important tools in recruiting and retaining key executives and that the CIC Agreement appropriately aligns the interests of our executives and our shareholders in connection with an actual or potential change of control transaction.
Transitional Letter Agreements
As described on page 33 of this proxy statement, in connection with the chief executive officer transition, the Company entered into a Transitional Letter Agreement with each of its executive officers, including Craig Pommells, Laura Daily, and Richard Wolfson. The Transitional Letter Agreements are intended to create an additional incentive to retain senior executive talent during the CEO transition and provide for additional severance if the Company terminates their employment without “Cause” (as such term is defined in the Transitional Letter Agreements) during a limited period of time following the CEO Transition Date.
Consulting Agreements
As described on pages 33-34 of this proxy statement, in connection with the chief executive officer transition, the Company entered into Consulting Agreements with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who are at or near retirement eligibility, including Ms. Daily and Mr. Wolfson. The Consulting Agreements are intended to ensure that the Consulting Executives provided substantial notice of any intent to leave the Company and provide the Company with the unilateral option to have continued access to their services, knowledge, and experience after their employment relationship with the Company has ended.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding equity awards held by the Named Executive Officers as of July 28, 2023.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(12)
Sandra B. Cochran								24,140(1)	$2,263,125
								16,816(2)	$1,576,500
						19,448(3)	$1,823,250
						11,211(4)	$1,051,031
						24,140(5)	$2,263,125
Craig A. Pommells								3,405(1)	$319,219
								1,322(2)	$123,938
						881(4)	$82,594
						3,405(5)	$319,219
						3,929(6)	$368,344
						19,368(7)	$1,815,750
Cammie Spillyards-Schaefer								2,054(1)	$192,563
								530(2)	$49,688
						353(4)	$33,094
						2,054(5)	$192,563
						1,000(8)	$93,750
						9,684(9)	$907,875
Laura A. Daily								2,208(1)	$207,000
								1,456(2)	$136,500
						1,646(3)	$154,313
						971(4)	$91,031
						2,208(5)	$207,000
						2,500(10)	$234,375
						7,263(11)	$680,906
Richard M. Wolfson								3,081(1)	$288,844
								2,039(2)	$191,156
						2,403(3)	$225,281
						1,359(4)	$127,406
						3,081(5)	$288,844

(1)
This award represents the 2023 LTPP Award. The 2023 LTPP Award has a three-year performance period, which ends on August 8, 2025. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(2)
This award represents the 2022 LTPP Award. The 2022 LTPP Award has a three-year performance period, which ends on August 2, 2024. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.
(3)
This award represents the 2021 Time-based RSU Grant. This award cliff-vested on September 30, 2023.

(4)
This award represents the 2022 Time-based RSU Grant. This award ratably vests over a three-year period, with the first vesting having occurred on September 30, 2022 and the second vesting having occurred on September 30, 2023. The remaining shares will vest on September 30, 2024, so long as the NEO remains employed by the Company on such date.

(5)
This award represents the 2023 Time-based RSU Grant. This award ratably vests over a three-year period, with the first vesting having occurred on September 30, 2023. The remaining shares will vest on September 30, 2024, and September 30, 2025, so long as the NEO remains employed by the Company on such dates.

(6)
This is an RSA granted to Mr. Pommells in connection with his joining the Company. The award will vest on December 6, 2024, so long as he remains employed by the Company on such date.

(7)
This is an RSA granted to Mr. Pommells in fiscal 2023. The award will vest in two installments, on September 30, 2025, and September 30, 2026, so long as he remains employed by the Company on such dates.

(8)
This is an RSA granted to Ms. Spillyards-Schaefer in fiscal 2021. The award cliff-vested on August 7, 2023.

(9)
This is an RSA granted to Ms. Spillyards-Schaefer in fiscal 2023. The award will vest in two installments, on September 30, 2025, and September 30, 2026, so long as she remains employed by the Company on such dates.

(10)
This is an RSA granted to Ms. Daily in connection with her assumption of additional executive duties in fiscal 2022. The award will cliff-vest vest on September 30, 2024, so long as Ms. Daily remains employed by the Company on such date.

(11)
This is an RSA granted to Ms. Daily in fiscal 2023. The award will cliff-vest vest on September 30, 2025, so long as Ms. Daily remains employed by the Company on such date.

(12)
The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $93.75, the closing price for our common stock as quoted on the Nasdaq Global Select Market on July 28, 2023.

Option Exercises and Stock Vested Table
The following table sets forth information, for the Named Executive Officers, regarding the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by Named Executive Officers in 2023.
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Sandra B. Cochran	37,915	$3,654,547
Craig A. Pommells	441	$40,828
Cammie Spillyards-Schaefer	1,177	$122,547
Laura A. Daily	2,947	$281,993
Richard M. Wolfson	4,671	$450,266

(1)
Value is based on the closing price of a share of the Company’s common stock as quoted by the Nasdaq Global Select Market on the vesting date.

Equity Compensation Plan Information
The following table sets forth information with respect to our equity plans as of July 28, 2023.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Options — 0	—
	Full Value — 151,777(1)	—	1,016,341
Equity compensation plans not approved by security holders	Options — 0	—	—
	Full Value — 0	—	—
	Options — 0	—	—
Total	Full Value — 151,777(1)	—	1,016,341

(1)
Includes target awards under the 2023 and 2022 LTPP Grants, and representing a total of 73,915 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans. Also includes all unvested Time-based RSU Grants to Company executives and members of the Board of Directors, representing a total of 77,862 shares of common stock.

Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (i.e., a maximum match of 1.5% of their compensation). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by the Company to the non-qualified deferred compensation plan during 2023 and the aggregate deferred compensation balance as of the end of our year ended July 28, 2023. All amounts have been rounded to the nearest dollar, and any failure to sum in the last column is due to rounding.
Name	Aggregate Balance at Beginning FYE ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Sandra B. Cochran	$3,009,648	$94,264	$22,183	$300,445	$0	$3,426,541
Craig A. Pommells	$0	$16,575	$2,763	$1,950	$0	$21,287
Cammie Spillyards-Schaefer	$67,343	$17,383	$4,346	$7,101	$0	$96,173
Laura A. Daily	$130,665	$0	$0	$5,765	$0	$136,430
Richard M. Wolfson	$221,247	$34,363	$5,487	$22,866	$0	$283,963

(1)
Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2023 in the Summary Compensation Table.

(2)
Company contributions are included in the “All Other Compensation” column for 2023 in the Summary Compensation Table.

(3)
The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation table.

(4)
The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Cochran, $2,010,649; Mr. Pommells, $0; Ms. Spillyards-Schaefer, $24,040; Ms. Daily, $123,059; and Mr. Wolfson, $205,962. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.
In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against the Company in a form prescribed by the agreement itself. Named

Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we have the contractual right to cease making any future payments or providing any other benefits to the Named Executive Officer and will consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.
The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreement, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on July 28, 2023. The closing price for our common stock on July 28, 2023 was $93.75.
Name	Termination for Cause(1)	Death or Disability(1)(2)	Retirement(3)	Involuntary Termination (without cause or for good reason) before CIC(1)(2)	Involuntary Termination (without cause or for good reason) after CIC(1)(2)
Sandra B. Cochran	$0	$7,651,666	$0	$17,747,551	$20,802,551
Craig A. Pommells	$0	$1,461,059	$0	$510,000	$5,372,457
Cammie Spillyards-Schaefer	$0	$818,576	$0	$400,000	$3,180,675
Laura A. Daily	$0	$1,145,107	$0	$430,000	$3,594,887
Richard M. Wolfson	$0	$1,041,162	$0	$500,000	$3,252,272

(1)
With respect to Ms. Cochran, the applicable amounts are determined based on her employment agreement with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on their respective General Severance and CIC, but not their Transitional Letter, Agreements. (The Transitional Letter Agreements do not take effect until November 1, 2023).

(2)
To the extent that the amounts reflected in this column include the value of any performance-based long term incentive awards that would receive accelerated or continued vesting at or following termination, such value has been calculated assuming a target level of achievement. To the extent that the amounts reflected in this column include the value of any health and welfare benefits or perquisites, (e.g., continued medical, dental, vision, life, or long-term disability insurance, financial planning, executive physicals, cell-phone reimbursement or subscription services) such value has been calculated (i) based on the amounts that were actually paid by, to or on behalf of the NEO for such benefits and perquisites in 2023 as reflected in the Summary Compensation Table; and (ii) are for the length of time that the Company is obliged to continue such benefits and perquisites pursuant to the terms of the underlying employment, severance and/or CIC Agreements as discussed in this proxy statement.

(3)
Of our NEOs, only Ms. Cochran would have been retirement-eligible under Company policy at the end of 2023. However, under the terms of the Current Cochran Employment Agreement, Ms. Cochran would have had no right to additional compensation if she had retired at the end of 2023.

Director Compensation Table
The table below sets forth the 2023 compensation of non-employee directors, which is described in greater detail beginning on pages 13-15 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2023, no director received an option award.
Name	Fees Earned or Paid in Cash	Stock Awards(1), (2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Thomas Barr	$102,500	$139,961		$0	$5,812	$248,273
Carl Berquist	$120,000	$139,961		$2,863	$5,812	$268,636
Jody Bilney	$63,000	$139,961		$0	$4,719	$207,680
Meg Crofton	$110,000	$139,961		$40	$5,812	$255,813
Gilbert Dávila	$102,500	$139,961		$0	$5,812	$248,273
William McCarten	$145,000	$204,967		$0	$8,597	$358,564
William Moreton	$51,389	$134,167		$0	$5,292	$190,848
Coleman Peterson	$115,000	$139,961		$774	$5,812	$261,547
Gisel Ruiz	$104,000	$139,961		$0	$5,812	$249,773
Darryl “Chip” Wade	$104,000	$139,961		$0	$5,812	$249,773
Andrea Weiss	$111,500	$139,961		$11,861	$5,812	$269,134

(1)
The amounts disclosed in this column reflect the aggregate grant date fair value of the RSUs granted on November 17, 2022, calculated in accordance with ASC Topic 718. On November 17, 2022, in accordance with our director compensation policy described under “Board of Directors and Committees — Compensation of Directors,” each non-employee director, other than our independent Chairman, William W. McCarten, received a grant of shares of RSUs having a value approximately equal to $140,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 17, 2022. Mr. McCarten received a grant of shares of RSUs having a value approximately equal to $205,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 17, 2022. All awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2023.

(2)
At year-end, the aggregate number of outstanding RSU awards held by each non-employee director was as follows: Mr. Barr, 1,210 RSUs; Mr. Berquist, 1,210 RSUs; Ms. Bilney, 1,210 RSUs; Ms. Crofton, 1,210 RSUs; Mr. Dávila, 1,210 RSUs; Mr. McCarten, 1,772 RSUs; Mr. Moreton, 1,357 RSUs; Mr. Peterson, 1,210 RSUs; Ms. Ruiz, 1,210 RSUs; Mr. Wade, 1,210 RSUs; and Ms. Weiss, 1,210 RSUs.

(3)
Reflects dividend equivalents accrued in respect of unvested RSUs held by a director during 2023. A portion of these dividend equivalents were settled in cash upon the vesting of RSUs that were granted in 2022. The remaining portion corresponds to dividend equivalents which were accrued on RSUs granted in 2023 and which will be settled in cash upon the vesting of such RSUs in 2024.

Ms. Cochran, our President and Chief Executive Officer, was compensated pursuant to her employment agreement and certain benefit plans described under “Executive Compensation” above. She did not receive additional benefits as a result of her service on our Board of Directors.
Compensation Committee Interlocks and Insider Participation
During some or all of 2023 Messrs. Peterson, Barr, Dávila and Moreton and Ms. Crofton served as members of our Compensation Committee. None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2023, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.
CEO Pay Ratio
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. Cochran, our President and Chief Executive Officer (“Pay Ratio Disclosure”).
For fiscal 2023:
•
the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) represents a dishwasher who worked approximately 19 hours per week over a 52 week fiscal year and was $14,062; and

•
the annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table,” was $8,271,679.

Based on this information, for 2023, our Chief Executive Officer’s annual total compensation was approximately 588 times that of the median of the annual total compensation of all other employees.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
1.   The bulk of our employee population is comprised of restaurant and retail employees who are paid hourly. Our restaurant and retail employment opportunities provide significant flexibility to our employees, many of whom seek accommodating work schedules, supplemental income, or social connection, although such flexible and part-time employment has the effect of lowering the annual total compensation for our median employee. We identified the median employee by examining the tax and payroll records of our entire employee population, excluding our Chief Executive Officer, as of May 15, 2023. Based on seasonal traffic patterns in our restaurants, we believe that, under normal circumstances, June is the month that is most representative of hours worked for the full year, occurring at a time when the summer travel season tends to drive increased traffic in our stores but not at a time that typically sees extraordinarily high traffic that would distort the calculation, such as the Thanksgiving holidays. Other than Ms. Cochran, all employees of the Company and its subsidiaries were considered in our identification of the median employee.
2.   To identify the median employee from our employee population, we compared the amount of gross wages (including reported tips) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2. No cost-of-living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2023. We believe the use of gross wages for all employees is a consistently applied compensation measure.
3.   We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. Based on this methodology, our median employee was identified as a dishwasher in one of our restaurants who in 2023 was paid on an hourly basis and worked approximately 1,006 hours (or approximately 19 hours per week over a 52-week fiscal year).
4.   After we had identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(u)(2) of Regulation S-K, resulting in annual total compensation of $14,062.

5.   With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for 2023 in the “Summary Compensation Table,” above.
We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, shareholders should use caution in attempting to use the pay ratio reported above as a basis for comparison with other companies, as they may have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios. For similar reasons, our executive compensation process has not included an examination of our pay ratio. We have provided this pay ratio information for compliance purposes, and neither the Compensation Committee nor Company management have used the pay ratio measure to influence compensation actions or decisions.
Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee has not historically and does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis.
Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based on:(4)
Year(1)	Summary Compensation Table Total for PEO(2)(7)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(7)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Cracker Barrel Total Shareholder Return	Peer Group Total Shareholder Return(5)	GAAP Net Income ($mil.)	Adjusted(6) Operating Income ($mil.)
FY2023	$8,271,679	$6,097,940	$2,324,897	$1,996,219	$95	$150	$99.1	$150.4
FY2022	$6,964,276	$2,980,818	$1,207,463	$820,067	$92	$121	$131.9	$165.7
FY2021	$7,581,053	$9,767,161	$1,086,754	$1,126,540	$125	$142	$254.5	$166.8

(1)
Sandra B. Cochran has served as the PEO for the entirety of Fiscal 2023, 2022, and Fiscal 2021. Our Non-PEO NEOs for the applicable fiscal years were as follows:

•
FY2023: Craig Pommells, Cammie Spillyards-Schaefer, Laura A. Daily, and Richard M. Wolfson

•
FY2022: P. Douglas Couvillion, Craig Pommells, Richard M. Wolfson, Jennifer L. Tate, and Laura A. Daily

•
FY2021: P. Douglas Couvillion, Jennifer L. Tate, Richard M. Wolfson, Michael T. Hackney, and Jill M. Golder

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Ms. Cochran, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

(3)
Amounts reported in these columns represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for our PEO, Ms. Cochran, and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP amounts from SCT amounts.

	Fiscal Year 2023		Fiscal Year 2022		Fiscal Year 2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$8,271,679	$2,324,897	$6,964,276	$1,207,463	$7,581,053	$1,086,754
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0	$0	$0	$0	$0
Minus Stock Award Value & Option Award Value Reported in SCT for the Fiscal Year	$4,985,393	$1,492,391	$4,878,994	$674,621	$4,481,208	$395,210
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$2,828,906	$1,149,961	$2,957,590	$416,251	$5,296,857	$492,645
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(67,220)	$(7,090)	$(2,127,771)	$(182,339)	$1,020,327	$82,385
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$15,854	$0	$41,473	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$49,968	$4,988	$65,717	$11,841	$350,132	$21,032
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year (including equity forfeited)	$0	$0	$0	$0	$0	$161,065
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$6,097,940	$1,996,219	$2,980,818	$820,067	$9,767,161	$1,126,540
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(4)
Represents total shareholder return (TSR) as calculated based on a fixed investment of $100 in our common stock. TSR is cumulative for the measurement periods beginning on July 31, 2020 and ending on each of our 2021, 2022, and 2023 fiscal year ends, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the S&P 400 Restaurants Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(6)
Adjusted operating income is our company-selected measure. Values shown reflect adjusted operating income as calculated for purposes of our Annual Bonus Plan for the applicable reporting fiscal year. Adjusted operating income is a non-GAAP financial measure. For a definition of adjusted operating income and a reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure, and an explanation of why we believe adjusted operating income presents useful information to investors, see Appendix A.

(7)
Dividend equivalents which were or will be paid to NEOs upon vesting of LTPP awards, time-based RSU grants, or other time-based RSA grants that vested or were unvested as of the end of each fiscal year end are included in the Summary Compensation Table; see footnote 2 of the All Other Compensation table for an explanation.

Performance Measures Used to Link Company Performance and CAP.   The following is a list of unranked performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for Fiscal 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.
Adjusted Operating Income (CSM)
Adjusted EBITDA
Total Shareholder Return
Relationship between CAP and TSR.   The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and Non-PEO NEOs.
CAP & Total Shareholder Return
Relationship between CAP and GAAP Net Income.   The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income.

CAP vs GAAP Net Income
Relationship between CAP and Adjusted Operating Income (our Company-Selected Measure).   The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Adjusted Operating Income.
CAP vs Adjusted Operating Income

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.
During 2023, there were no transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed.
Code of Ethics
The Company’s Code of Business Conduct and Ethics may be viewed on our website at www.crackerbarrel.com. With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Audit Committee or the full Board of Directors, as appropriate, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.
The Company’s Financial Code of Ethics, which was formerly a separate policy, was consolidated into the Code of Business Conduct and Ethics and applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Any amendments to, or a waiver from, a provision of the financial code of ethics section of our Code of Business Conduct and Ethics will be posted on our website.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information for those who, as of September 29, 2023, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 22,157,665 shares of our common stock outstanding as of September 29, 2023.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,524,760(1)	11.4%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,280,812(2)	10.3%
Sardar Biglari 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	2,055,141(3)	9.3%
EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	1,908,956(4)	8.6%

(1)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on February 10, 2023 by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 2,496,709 shares and sole dispositive power with respect to 2,524,760 shares. Includes shares beneficially owned by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G.

(2)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group reported shared voting power with respect to 37,506 shares, sole dispositive power with respect to 2,221,940 shares and shared dispositive power with respect to 58,872 shares.

(3)
Beneficial ownership information based solely on a Schedule 13D/A filed with the SEC on September 29, 2022 by Sardar Biglari, Biglari Capital Corp. (“Biglari Capital”), The Lion Fund II, L.P. (“Fund II”), First Guard Insurance Company, (“First Guard”), Southern Pioneer Property and Casualty Insurance Company (“Southern Pioneer”), SPP&C Holding Co., Inc. (“SPP&C”), Biglari Holdings, Inc. (“Biglari Holdings”). Mr. Biglari reported sole voting power and sole dispositive power with respect to 2,055,141 shares; each of Biglari Capital and Fund II reported sole voting and sole dispositive power with respect to 2,000,000 shares; Biglari Holdings reported sole voting power and sole dispositive power with respect to 55,141 shares; each of Southern Pioneer and SPP&C reported sole voting power and sole dispositive power with respect to 6,841 shares; and First Guard reported sole voting power and sole dispositive power with respect to 48,300 shares.

(4)
Beneficial ownership based solely on a Schedule 13G/A filed with the SEC on February 13, 2023, by EARNEST Partners, LLC (“EARNEST”). EARNEST reported sole voting power with respect to 1,429,713 shares and sole dispositive power with respect to 1,908,956 shares.

Security Ownership of Management
The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 29, 2023, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.
Name of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Class
Thomas H. Barr	10,122	*
Carl T. Berquist	7,101	*
Jody L. Bilney	1,383	*
Sandra B. Cochran	196,812	*
Meg G. Crofton	5,110	*
Laura A. Daily	13,017	*
Gilbert R. Dávila	3,218	*
Julie Masino	0	*
William W. McCarten	13,067	*
William Moreton	1,357	*
Coleman H. Peterson	11,215	*
Craig Pommells	1,829	*
Gisel Ruiz	3,005	*
Cammie Spillyards-Schaefer	2,621	*
Darryl L. (“Chip”) Wade	2,458	*
Andrea M. Weiss	12,448	*
Richard M. Wolfson	14,017	*
All executive officers and directors as a group (20 persons)	304,687	1.4%

*
Less than one percent.

(1)
The address for each listed director and officer is Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Dr., Lebanon, TN 37087

(2)
Includes the following number of shares of restricted stock or RSUs exercisable by the named holders within 60 days of September 29, 2023, including shares vesting on September 30, 2023. The gross amount of shares is listed. Some of these shares will be sold to satisfy tax withholding requirements:

Name of Beneficial Owner	Number of Shares
Thomas H. Barr	1,210
Carl T. Berquist	1,210
Jody L. Bilney	1,210
Sandra B. Cochran	33,101
Meg G. Crofton	1,210
Laura A. Daily	2,868
Gilbert R. Dávila	1,210
Julie Masino	0
William W. McCarten	1,772
William Moreton	1,357

Name of Beneficial Owner	Number of Shares
Coleman H. Peterson	1,210
Craig Pommells	1,575
Gisel Ruiz	1,210
Cammie Spillyards-Schaefer	861
Darryl L. (“Chip”) Wade	1,210
Andrea M. Weiss	1,210
Richard M. Wolfson	4,109
All executive officers and directors as a group (20 persons)	60,337
The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of common stock beneficially owned by each holder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of such shares does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Structure
Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of the Board of Directors. The Board of Directors currently has set the size of the Board of Directors at twelve members, but has determined to increase this number from twelve to thirteen as of November 1, 2023 in light of Ms. Masino being appointed to the Board of Directors and subsequently to reduce this number from thirteen to ten in light of William W. McCarten, Coleman H. Peterson and Andrea Weiss not standing for re-election at the expiration of their current terms. All remaining current members of our Board of Directors, plus Ms. Masino, who will be appointed to our Board of Directors when she becomes our President and Chief Executive Officer effective as of November 1, 2023, are nominees for election to the Board.
Director Nominations and Qualifications
The Nominating and Corporate Governance Committee identifies, recruits, and recommends to the Board only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. In addition, the Nominating and Corporate Governance Committee desires to recommend candidates with the interpersonal skills and attributes that will foster a collaborative decision-making environment. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen the Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board of Directors must consist of independent directors (as defined by the Nasdaq Stock Market Rules and our Corporate Governance Guidelines).
The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the Board’s current needs in terms of director experience, skills and diversity. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that the Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major, or potentially major, customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.
Below we identify and describe the key experience, qualifications, and skills our directors bring to the Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are (in part) included in their individual biographies.
•
Leadership Experience.   We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer and president positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

•
Financial Experience.   We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

•
Industry Experience.   As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience or who have brand-building expertise.

Diversity
In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender, race and ethnic background and professional experience. The Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board of Directors believes that diversity is important because varied points of view contribute to a more effective, engaged Board of Directors and better decision-making processes. For the Annual Meeting, the Board of Directors has nominated ten individuals who bring valuable diversity to the Board of Directors. Their collective experience covers a wide range of professional, geographic and industry backgrounds. These nominees range in age from 53 to 72. Seven of these nominees are women or racially or ethnically diverse, and five of the nine members of our senior management (including our current Chief Executive Officer, Ms. Cochran, and our Chief Executive Officer-Elect, Ms. Masino) are women.
Board Diversity Matrix (as of October 6, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	7	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	4	0	0
Two or More Races or Ethnicities	0	0	0	0
Did Not Disclose Demographic Data	0	0	0	0
Director Nominees
The nominees for our Board of Directors are: Thomas H. Barr, Carl T. Berquist, Jody L. Bilney, Sandra B. Cochran, Meg G. Crofton, Gilbert R. Dávila, Julie Masino, William Moreton, Gisel Ruiz and Darryl L. (“Chip”) Wade. Ms. Cochran will step down as President and Chief Executive Officer effective November 1, 2023, and she, along with Ms. Masino, are the only nominees who have held a management position with the Company at any time during the three prior fiscal years. Following Ms. Cochran’s resignation as President and Chief Executive Officer, Ms. Cochran will continue her service on the Company’s Board of Directors as Executive Chair until her retirement date of September 30, 2024 (or such other date as the Board of Directors may determine upon at least 30 days prior notice to Ms. Cochran). All nominees, other than Ms. Cochran and Ms. Masino, have been determined to be independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. If elected, each nominee other than Ms. Cochran would hold office until the 2024 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.
Thomas H. Barr, age 55, first became one of our directors in May 2012. Mr. Barr is CEO of Sono Bello, a leader in elective cosmetic surgery, with over 90 locations nationwide. Mr. Barr has served at Sono Bello since 2016, holding the position of President before being promoted to CEO. From January 2013 to July 2015, Mr. Barr served as an executive of Hailo Network Ltd., a privately owned London-based company that developed mobile applications for acquiring taxicab services. Mr. Barr’s roles with Hailo Network included serving as CEO and Global President, Co-CEO and Global President, Global Chief Operating Officer, Chief Operating Officer of Hailo Network USA and board member of Hailo Network. From 2005 to 2013, Mr. Barr served as Vice President at Starbucks Corporation (Nasdaq: SBUX) (“Starbucks”) and was a member of the Starbucks marketing and products team since 2000 with responsibility for Starbucks’ U.S. retail coffee business. During his approximately 12-year career with Starbucks, Mr. Barr led North American Marketing, U.S. Product Management and U.S. Food categories in senior executive roles, most recently as Vice President, Global Coffee. Since May 2015, Mr. Barr has served as a board member of Sheetz, Inc., a privately owned company that operates over 600 convenience store locations throughout the mid-Atlantic region of the United States.
Director Qualifications:
•
Leadership Experience — currently CEO, Sono Bello; former CEO and Global President, Hailo Network, and former President and Chief Operating Officer of Hailo Network USA; former Vice President, Global Coffee, at Starbucks; served in senior roles for Starbucks’ North American Marketing, U.S. Product Management, and U.S. Food categories; leadership under private equity ownership with current role at Sono Bello.

•
Industry Experience — significant knowledge in our industry as a former senior officer of Starbucks and current board member of Sheetz, Inc., particularly in the areas of product and menu management, pricing decision-making and innovation of a company that successfully combined both coffee and retail shops under the same roof; multi-unit management experience in his role as President of Sono-Bello LLC.

Carl T. Berquist, age 72, first became one of our directors in January 2019. From 2009 to 2015, Mr. Berquist served as the Executive Vice President and Chief Financial Officer of Marriott International, Inc. (“Marriott”). Prior to serving as Chief Financial Officer of Marriott, Mr. Berquist was Marriott’s Executive Vice President, Financial Information and Enterprise Risk Management from 2003 until 2009. Mr. Berquist joined Marriott after a 28-year career with Arthur Andersen & Co. (“Arthur Andersen”), for which he served in a variety of leadership roles, including the firm’s Global Real Estate and Hospitality Industry Head. Mr. Berquist’s last position at Arthur Andersen was managing partner of the mid-Atlantic region, which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist previously served on the boards of directors of Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz”) and Beacon Roofing Supply, Inc. (Nasdaq: BECN).
Director Qualifications:
•
Leadership Experience — served as the Executive Vice President and Chief Financial Officer of Marriott; former Global Real Estate and Hospitality Industry Head of Arthur Andersen; former Managing Partner of the mid-Atlantic region for Arthur Andersen.

•
Financial Experience — Former Executive Vice President and Chief Financial Officer of Marriott and Managing Partner of the mid-Atlantic region for Arthur Andersen; extensive experience in public accounting; former chair of the of Audit Committee for Beacon Roofing Supply, Inc.; former member of Audit, Compensation and Finance Committees for Hertz.

•
Industry Experience — significant knowledge of the hospitality industry as former Executive Vice President and Chief Financial Officer of Marriott, an iconic leader in the hospitality space. Deep knowledge regarding real estate and corporate transactions from his experience at Marriott and as the head of Arthur Andersen’s Global Real Estate and Hospitality Industry practice.

Jody L. Bilney, age 61, first became one of our directors in September 2022. Ms. Bilney served as a senior executive for a number of public companies, including Humana, Inc. (NYSE: HUM), Bloomin’ Brands, Inc. (NASDAQ: BLMN), Charles Schwab Corporation (NYSE: SCHW) and Verizon Communications, Inc. (NYSE: VZ). At Humana, Inc., she served as the Chief Consumer Officer from 2013 until her retirement in March 2020, where she focused on consumer-driven initiatives for this health insurance provider, including marketing, data analytics, digital and consumer experience across the enterprise. Prior to Humana, from 2008 to 2013, Ms. Bilney served as Executive Vice President and Chief Brand Officer for Bloomin’ Brands, Inc., one of the largest casual dining restaurant companies in the world, where she headed various departments including brand and business strategy, marketing, corporate communications, business development and food and beverage R&D across the enterprise. Prior to Bloomin’ Brands, she held senior executive positions at Charles Schwab and Verizon, including General Management roles leading large lines of business as well as roles at the enterprise level where she led consumer-focused brand-transformation initiatives. Ms. Bilney is currently a member of the boards of directors of Chuy’s Holdings, Inc. (NASDAQ: CHUY), an operator of value-driven, full-service restaurants (since May 2021); Masonite International Corporation (NYSE: DOOR), a supplier to the residential construction industry (since January 2014); and Alignment Healthcare, Inc. (NASDAQ: ALHC), a provider of customized health care in the US (since January 2022), and several private companies.
Director Qualifications:
•
Leadership Experience — currently a member of the boards of directors of Chuy’s Holdings, Inc.; Masonite International Corporation; and Alignment Healthcare, Inc., and several private companies. Previously served as a senior executive at Humana, Inc. and Bloomin’ Brands, Inc.

•
Industry Experience — significant knowledge in our industry as a former chief brand officer of Bloomin’ Brands, Inc.

Sandra B. Cochran, age 65, has served as President and Chief Executive Officer of the Company since September 2011. Ms. Cochran will step down as President and Chief Executive Officer effective November 1, 2023. From April 2009 until November 2010, Ms. Cochran served as Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company in November 2010. Ms. Cochran previously served from February 2004 until April 2009 as Chief Executive Officer of Books-A-Million, Inc. (Nasdaq: BAMM) (“Books-A-Million”), a leading book retailer in the southeastern United States. Ms. Cochran currently serves on the board of directors of Lowe’s Companies, Inc. (NYSE: LOW) and previously served on the board of directors of Dollar General Corporation (NYSE: DG) from 2012 until May 2020.
Director Qualifications:
•
Leadership Experience — President and Chief Executive Officer of the Company; served as Chief Executive Officer of Books-A-Million; member of the board of directors of Lowe’s Companies, Inc. and former member of the board of directors of Dollar General Corporation.

•
Financial Experience — served as Chief Financial Officer of the Company; served as Chief Financial Officer of Books-A-Million; former member of the Audit Committee of the board of directors of Dollar General Corporation.

•
Industry Experience — various leadership positions at the Company since 2009.

Meg G. Crofton, age 69, first became one of our directors in July 2017. Ms. Crofton retired from The Walt Disney Company (NYSE: DIS) (“Disney”) in 2015, after a 35-year career with that company. From 2006 until 2013, she was President of Walt Disney World, the largest site in Disney’s Parks and Resorts division, and from 2011 until her retirement in 2015, she served as President of Disney’s Parks and Resorts Operations, U.S. and France. Since 2016, Ms. Crofton has served on the Board of Directors of Tupperware Brands Corporation (NYSE: TUP) (“Tupperware”) and currently serves as the chair of Tupperware’s nominating and corporate governance committee and on its compensation committee. Since March 2019, Ms. Crofton has served as a director of HCA Healthcare, Inc. (“HCA”) where she serves on HCA’s compensation committee as well as HCA’s patient safety and quality of care committee.
Director Qualifications:
•
Leadership Experience — as President of Walt Disney Parks and Resorts Operations, U.S. and France, Ms. Crofton was responsible for the operations of Disney’s theme parks and resorts in Florida,

California and Paris, and the division’s global functional lines of business reported to her — including food and beverage, merchandise, hotel and park operations, facilities/maintenance, safety and security. Throughout her Disney career, Ms. Crofton held a wide range of executive positions in both operating and functional areas, as well as key leadership roles in the openings of many domestic and international properties.
•
Industry Experience — Ms. Crofton is a seasoned, well-respected executive who had direct responsibility for ensuring employee performance and the satisfaction, delight, and well-being of tens of millions of guests of Disney parks and resorts in the United States and France, including in respect of foodservice and retail operations; she also serves as a director of Tupperware, an iconic consumer products company, and HCA Healthcare, where patient and employee engagement are critical.

Gilbert R. Dávila, age 60, first became one of our directors in July 2020. Since 2010, Mr. Dávila has served as the President and Chief Executive Officer of DMI Consulting — a leading multicultural marketing, diversity & inclusion, and strategy firm in the United States. Additionally, since 2018 he has served as a founding partner for Oppside, LLC, a research and analytics company. From 2003 until he founded DMI Consulting in 2010, Mr. Dávila served as the Vice President of Global Diversity and Multicultural Market Development at The Walt Disney Company. Prior to serving in his role at The Walt Disney Company, Mr. Dávila served as Vice President of Multicultural Management for Sears & Roebuck Company and Marketing Director Northeast Region for Coca-Cola USA. Mr. Dávila is also a member of the Association of National Advertisers (“ANA”), where he co-founded ANA’s Alliance for Inclusive and Multicultural Marketing (“AIMM”) and currently serves as a director.
•
Leadership Experience — as the founder and CEO of DMI Consulting, Mr. Dávila has led a number of corporations in marketing and business development efforts to reach multicultural and diverse audiences. Through his guidance and leadership he has assisted agencies and companies capitalize on business opportunities in multicultural marketplaces and develop strategic growth platforms focused on some of the fastest growing populations and segments in the United States. Mr. Dávila also co-founded and managed the ANA’s AIMM, a division of the ANA comprised of industry leaders and over 220 top companies focused on evolving and enhancing the effectiveness and impact of multicultural and inclusive marketing in order to maximize business growth.

•
Industry Experience — Mr. Dávila is an expert in the fields of marketing and advertising, including market segmentation, data management and digital marketing. He brings valuable consumer, marketing, brand management and diversity & inclusion experience to our Board of Directors based on 25 years of service as a marketing executive and multicultural market expert with Fortune 500 and media/entertainment companies, including Procter & Gamble, Coca-Cola USA, McDonald’s, Sears & Roebuck and Company, and The Walt Disney Company.

Julie Masino, age 52, currently serves as our Chief Executive Officer-Elect and will assume the role of our President and Chief Executive Officer, effective as of November 1, 2023. Ms. Masino previously served as the President, International of Taco Bell, a subsidiary of Yum! Brands, Inc. (NYSE: YUM) from January 2020 to June 2023. From January 2018 to December 2019, Ms. Masino served as President, North America of Taco Bell. Ms. Masino served as the President, SVP and GM Fisher-Price at Mattel, Inc. (Nasdaq: MAT) from April 2017 to January 2018. Prior to her service at Mattel, Ms. Masino served as the President and then the Chief Executive Officer of Sprinkles Cupcakes from 2014 to 2017. From 2002 to 2014, Ms. Masino served in various leadership roles at Starbucks Corporation (Nasdaq: SBUX). She currently also serves on the board of directors of Vivid Seats Inc. (Nasdaq: SEAT).
Director Qualifications:
•
Leadership Experience — Ms. Masino has served as President, Chief Executive Officer, and other various leadership roles in the restaurant and retail industries. She has extensive operational experience in leading marketing operations, product development and franchise development while at Taco Bell and developing and implementing various strategies while at Starbucks.

•
Industry Experience — Ms. Masino has over 20 years of experience in the restaurant and food service industry. She has experience serving as a director on public and private company boards, audit committees and compensation committees.

William M. Moreton, age 63, first became one of our directors in December 2022. Mr. Moreton served in a variety of leadership positions in the restaurant industry, including, most recently, as a board member of CAVA Group from 2019 to 2021, and as a senior advisor to Act III Holdings from 2018 to 2021. Prior to that, Mr. Moreton served as a Chairman of the Board of Service King from 2016 to 2017 and a board member of Panera Bread Co. from 2010 to 2017. Mr. Moreton also served as CEO and President of Panera Bread Co. from 2010 to 2012 and co-CEO from 2012 to 2013. He served as the Executive Vice-Chairman of Panera Bread Co. from 2013 to 2017.
•
Leadership Experience — Mr. Moreton has 35 years of restaurant and financial management experience, having served in various leadership positions. Mr. Moreton has board experience, and has held directorship at various restaurant companies, including, most recently at CAVA. Mr. Moreton has assisted in strategic restaurant investments as a senior advisor at Act III Holdings.

•
Industry Experience — Mr. Moreton is a veteran restaurant leader. In addition to his experience with Panera Bread Co., Mr. Moreton previously served on the board of directors at CAVA and as President and Chief Financial Officer of Potbelly Sandwich Workers, Chief Executive Officer of Baja Fresh, and Executive Vice President and Chief Financial Officer of Houlihan’s Restaurant Group.

Gisel Ruiz, age 53, first became one of our directors in September 2020. Ms. Ruiz retired as Executive Vice President and Chief Operating Officer of Sam’s Club, a national chain of membership-only retail warehouse clubs, a role which she held from February 2017 to June 2019. Previously, Ms. Ruiz held a number of senior executive positions within the Walmart Inc. (NYSE: WMT) organization during a career with the company that spanned over 26 years. From 2015 to 2017, Ms. Ruiz was the Executive Vice President of International People for Walmart International. From 2012 until 2015, Ms. Ruiz served as the Executive Vice President and Chief Operating Officer of Walmart US. Ms. Ruiz served as Executive Vice President and Chief People Officer of Walmart US from 2010 until 2012.Since May 2020, Ms. Ruiz has served as a director of Vital Farms, Inc. (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide. In February 2022, Ms. Ruiz also serves on the board of directors of Ulta Beauty, Inc. (Nasdaq: ULTA), the largest beauty retailer in the United States.
Director Qualifications:
•
Leadership Experience — Former Executive Vice President and Chief Operating Officer of Sam’s Club, Executive Vice President, International People of Walmart International and Executive Vice President and Chief Operating Officer of Walmart US; former member of the Board of Directors of Walmart de Mexico S.A. de C.V.; member of the Board of Directors of Vital Farms, Inc., Ulta Beauty, Inc. and Executive Network Partnering Corporation.

•
Industry Experience — over 25 years of experience in the retail industry at Walmart Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Responsible for food operations as Executive Vice President and Chief Operating Officer of Sam’s Club.

Darryl L. (“Chip”) Wade, age 60, became one of our directors in April 2021. Having served previously as the President and Chief Operating Officer of Union Square Hospitality Group, LLC (USHG) since 2019, Mr. Wade became USHG’s Chief Executive Officer in September 2022. USHG is the parent company of numerous award-winning and acclaimed restaurants such as Union Square Cafe, Gramercy Tavern, and The Modern, as well as a multifaceted catering and events and restaurant consulting business. Mr. Wade joined USHG in 2019 after having served as the EVP of Operations for Red Lobster Seafood Company, a position he held from 2012 to 2018, both while it was owned by Darden Restaurants, Inc. and after its divestiture to Golden Gate Capital. Mr. Wade also served as the Chief Operations Officer for Legal Sea Foods Restaurant Group from 2004 to 2006 and held several senior executive positions at Darden, including Senior Vice President of Smokey Bones BBQ and the Director of Revitalization for Olive Garden Restaurants. Mr. Wade began his career in 1985, as a manager for TGI Friday’s. In 1989, Mr. Wade was promoted as a general manager for TGIF in Boston, and spent the first 14 years of his career with TGIF and its parent, Carlson

Restaurants Worldwide, including as Executive Director of Human Resources and Executive Director of Non-Traditional Development and Domestic Franchise Sales.
Director Qualifications:
•
Leadership Experience — led or participated in strategic planning processes for four distinctive restaurant brands. CEO of USHG. Former Executive Vice President of Red Lobster, former Chief Operating Officer of Legal Sea Foods, and held other senior positions at Darden.

•
Industry Experience — over 37 years of experience in the restaurant industry, with deep knowledge of the casual dining industry. Responsible for human resources, restaurant development and operations in positions of increasing responsibility at Carlson Restaurants Worldwide, Darden, Red Lobster Seafood Company and USHG.

Director Independence
In accordance with the Nasdaq Stock Market Rules, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our current Board members, with the exception of Ms. Cochran, and all of our director nominees other than Ms. Cochran and Ms. Masino, are independent in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines, the latter of which are posted on our website at www.crackerbarrel.com.
Communications with the Board
Our Board of Directors provides a process for shareholders to send communications to the Board of Directors. All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee 37087, or via e-mail, to corporate.secretary@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication at investor.crackerbarrel.com.
All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors as a whole or to any specific member or members of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chair of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member or members of the Board of Directors.
Attendance of Directors at 2022 Annual Meeting of Shareholders
Our Board of Directors has adopted a policy that requires all directors to attend our annual shareholder meeting unless attendance is not feasible owing to unavoidable circumstances, which this year may include the pandemic. All of our current Board members (other than Mr. Moreton, who joined our Board of Directors in December 2022) attended our 2022 Annual Meeting, either virtually or in person.
Director Nomination Process
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of the Company. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under

“Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.
All director nominees are current directors except for Julie Masino, who will be appointed to our Board of Directors on November 1, 2023. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of the Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.
Shareholder Director Nominees
The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING” on page 73 of this proxy statement. The Company’s bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. Such notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate for election to the Board of Directors. Shareholders of the Company who wish to recommend a nominee to the Board of Directors should read carefully the Company’s bylaws, which are available on the Investor Relations section of our website at www.crackerbarrel.com.
In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board of Directors, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING” on page 73 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S TEN NOMINEES FOR DIRECTOR.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In light of shareholder approval at the Company’s 2017 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.
We have described the compensation of the Named Executive Officers under the sections “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation Tables and Information” of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage executives to remain with the Company for long and productive careers.
The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2023 executive compensation decisions, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 16 of this proxy statement.
In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Act, we are asking our shareholders to vote, on an advisory and non-binding basis, for their preference as to how frequently the advisory vote on the executive compensation of the Named Executive Officers should be presented to shareholders. By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of the Named Executive Officers every three years, every two years or every one year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when determining the frequency we hold advisory votes on the executive compensation of the Named Executive Officers in the future.
Our Board of Directors has determined that providing an advisory vote on the compensation of the Named Executive Officers every one year is the most appropriate alternative for the Company. When our shareholders last voted on this proposal in 2017, a majority voted in favor of an annual advisory vote, and we have held an advisory vote on executive compensation every one year since 2017. Consistent with the preference expressed by our shareholders in 2017, our Board of Directors believes that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Our shareholders will have the opportunity to specify one of four choices for this proposal on the proxy card: every one year, every two years, every three years, or abstain. Shareholders are not voting to approve or disapprove of the recommendation of our Board of Directors. Rather, the outcome of this advisory vote regarding the frequency of a shareholder advisory vote will be determined by which frequency — every one year, every two years or every three years — receives the greatest number of votes cast.
In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, for their preference as to how frequently the advisory vote on the executive compensation of the Named Executive Officers should be presented to shareholders. Accordingly, we will ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which we are to hold a shareholder advisory vote on the compensation of the Named Executive Officers, as set forth in the Company’s proxy statement.”
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTES ON EXECUTIVE COMPENSATION TO BE HELD EVERY ONE YEAR.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2024. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.
Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions submitted by the applicable deadline.
If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
FEES PAID TO AUDITORS
The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2023 and 2022.
Service	Aggregate Fees Billed for FY 2023	Aggregate Fees Billed for FY 2022
Audit Fees(1)	$1,049,174	$927,569
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees(2)	$1,895	$1,895
Total Fees	$1,051,069	$929,464

(1)
Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2023 and 2022; review of our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2023 and 2022; attestation report related to internal control over financial reporting for 2023 and 2022; additional audit matters unique to specific transactions or events in 2023 and 2022, including financing transactions, investing activities and/or new accounting standards.

(2)
Represents aggregate expenses for licenses to access a financial accounting technical database in 2023 and 2022.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 9-10 of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.
The Audit Committee is comprised of six directors, all of whom are independent as determined in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. The Board of Directors has determined that three of the six members of the Audit Committee, Carl T. Berquist, William W. Moreton, and Andrea M. Weiss, satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.
In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:
•
The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

•
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•
The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the independent registered public accounting firm reports, the Company’s audited consolidated balance sheets as of July 28, 2023 and July 29, 2022 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 28, 2023, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•
The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chair of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.
This report has been submitted by the members of the Audit Committee:
Carl T. Berquist, Chair
Jody L. Bilney
William Moreton
Gisel Ruiz
Darryl L. (“Chip”) Wade
Andrea M. Weiss
This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
If you wish to submit a proposal to be included in our proxy statement for our 2024 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 8, 2024. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
The Company’s bylaws also contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2024 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting (or, if the first public announcement of the date of the 2024 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2024 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with SEC Rule 14a-19, shareholders who intend to solicit proxies in support of proposed nominees other than the proposed nominees set forth by the Board must provide notice that sets forth the information required by SEC Rule 14a-19 no later than September 17, 2024.
ANNUAL REPORT AND FINANCIAL INFORMATION
A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov, or via our website at www.crackerbarrel.com.
OTHER BUSINESS
We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

APPENDIX A
CRACKER BARREL OLD COUNTRY STORE, INC.
Reconciliation of GAAP-Basis Operating Income to Non-GAAP Adjusted Operating Income
(Unaudited and in thousands, except per share amounts)
Adjusted Operating Income
In the accompanying proxy statement, the Company makes reference to its fiscal 2023, fiscal 2022 and fiscal 2021 adjusted operating income. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale and leaseback transactions, non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, interest expense related to the termination of interest rate swaps and the convertible senior notes offering carried out in fiscal 2021, expenses related to a proxy contest in connection with the Company’s 2020 annual meeting of shareholders, and the related tax impacts of these items. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, impairment charges and store closing costs incurred in the third quarter, expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders, and the related tax impacts of these items. The Compensation Committee determined that excluding these items from the Company’s financial results for purposes of evaluating performance under the 2023 Annual Bonus Program provides an enhanced understanding of the Company’s and management’s performance, and agreed to exclude these items as part of the 2023 Annual Bonus Program itself (i.e., at the outset of the program). The Compensation Committee did not exercise discretion to exclude these items after the conclusion of 2023. The Company also believes that excluding these items provides investors with useful information and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income prepared in accordance with GAAP.
	Twelve Months Ended July 28, 2023			Twelve Months Ended July 29, 2022
	As Reported	Adjustments(1)(2)(3)	As Adjusted	As Reported	Adjustments(1)	As Adjusted
Total Revenue	$3,442,808	$0	$3,442,808	$3,267,786	$0	$3,267,786
Store operating expense	3,134,101	(12,735)	3,121,366	2,957,350	(12,735)	2,944,615
General and administrative expense	174,091	(3,198)	170,893	157,433	0	157,433
Impairment and store closing costs	13,999	(13,890)	109	0	0	0
Operating income	120,617	29,823	150,440	153,003	12,735	165,738
Interest expense	17,006	0	17,006	9,620	0	9,620
Income before income taxes	103,611	29,823	133,434	143,383	12,735	156,118
Provision for income taxes	4,561	7,008	11,569	11,503	2,993	14,496
Net income	$99,050	$22,815	$121,865	$131,880	$9,742	$141,622

(1)
Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions and related tax impacts

(2)
Adjusted for expenses related to proxy contest and settlement expenses and related tax impacts

(3)
Adjusted for impairment charges and store closing costs and related tax impacts

A-1

	Twelve Months Ended July 30, 2021
	As Reported	Adjustments(1)(2)(3)(4)(5)	As Adjusted
Total Revenue	$2,821,444	$0	2,821,444
Store operating expense	2,524,682	(12,735)	2,511,947
General and administrative expense	147,825	(5,154)	142,671
Gain on sale and leaseback transactions	(217,722)	217,722	0
Operating income	366,659	(199,833)	166,826
Interest expense	56,108	(18,852)	37,256
Income before income taxes	310,551	(180,981)	129,570
Provision for income taxes	56,038	(48,582)	7,456
Net income	$254,513	$(132,399)	$122,114

(1)
Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions

(2)
Adjusted for interest expense related to the termination of swaps and the convertible senior notes offering

(3)
Adjusted for proxy contest-related expenses

(4)
Adjusted for the gain on sale of assets related to the sale and leaseback transaction

(5)
Adjusted for the tax impacts of (1), (2), (3), and (4) above

A-2

c/o Corporate Election ServicesP. O. Box 1150 Pittsburgh, PA 15230 V OT E B Y T ELEP HONE Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.V OT E B Y I NT E R NET Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.V OT E B Y M AI L Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services,P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD TODAY!If submitting your proxy by mail, please sign and datethe card below and fold and detach card at perforation before mailing. CRACKER BARREL OLD COUNTRY STORE, INC.Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Thursday, November 16, 2023 PROXY CARD The shareholder(s) whose signature(s) appear(s) below hereby appoint(s) Sandra B. Cochran, William W. McCarten, and Richard M. Wolfson, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held via a live webcast at www.cesonlineservices.com/cbrl23_vm on Thursday, November 16, 2023 at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The shares will be voted in accordance with your instructions.THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR ALL BOARD OF DIRECTORS NOMINEES IN THE ELECTION OF DIRECTORS; TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT THAT ACCOMPANIES THIS NOTICE; TO APPROVE, ON AN ADVISORY BASIS, EVERY ONE YEAR AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.SignatureDateTitle or AuthoritySignature if Held JointlyNOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.(Continued and to be marked on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.viewourmaterial.com/CBRL.TO SUBMIT YOUR PROXY BY MAIL, DETACH ALONG THE PERFORATION,MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. CRACKER BARREL OLD COUNTRY STORE, INC.PROXY CARDTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE FOLLOWING NOMINEES:1.To elect ten (10) directors.NOMINEES:(01) Thomas H. Barr(02) Carl T. Berquist(03) Jody L. Bilney(04) Sandra B. Cochran(05) Meg G. Crofton(09) Gisel Ruiz(06) Gilbert R. Dávila(10) Darryl L. Wade(07) Julie Masino(08) William M. Moreton FOR ALL WITHHOLD ALL FOR ALL EXCEPT**To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below):THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, FOR “ONE YEAR” ON PROPOSAL 3 AND “FOR” PROPOSAL 4.2.To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN3.To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. ONE YEAR TWO YEARS THREE YEARS ABSTAIN4.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. FOR AGAINST ABSTAINContinued and to be signed on the reverse side